                             DETAILS CAPITAL CORP.

                                 DETAILS, INC.

                            DYNAMIC CIRCUITS, INC.



                      __________________________________


                               CREDIT AGREEMENT

                               _________________



                                  dated as of
                                 July 23, 1998

                      __________________________________




                            BANKERS TRUST COMPANY,
                   as Documentation and Co-Syndication Agent



                           THE CHASE MANHATTAN BANK,
            as Collateral, Co-Syndication and Administrative Agent

                         ____________________________

                         [LOGO OF CHASE APPEARS HERE]

                               TABLE OF CONTENTS
                               -----------------

                                                                                       Page
                                                                                       ----
SECTION 1.  DEFINITIONS.............................................................      1
     1.1  Defined Terms.............................................................      1
     1.2  Other Definitional Provisions.............................................     22

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.........................................     23
     2.1  Term Loan Commitments.....................................................     23
     2.2  Procedure for Term Loan Borrowing.........................................     23
     2.3  Repayment of Term Loans...................................................     23
     2.4  Revolving Credit Commitments..............................................     25
     2.5  Procedure for Revolving Credit Borrowing..................................     25
     2.6  Swing Line Commitment.....................................................     26
     2.7  Procedure for Swing Line Borrowing; Refunding of Swing Line Loans.........     26
     2.8  Commitment Fees, etc......................................................     27
     2.9  Termination or Reduction of Commitments...................................     28
     2.10  Optional Prepayments.....................................................     28
     2.11  Mandatory Prepayments and Commitment Reductions..........................     28
     2.12  Conversion and Continuation Options......................................     30
     2.13  Minimum Amounts and Maximum Number of Eurodollar Tranches................     30
     2.14  Interest Rates and Payment Dates.........................................     30
     2.15  Computation of Interest and Fees.........................................     31
     2.16  Inability to Determine Interest Rate.....................................     31
     2.17  Pro Rata Treatment and Payments..........................................     32
     2.18  Requirements of Law......................................................     33
     2.19  Taxes....................................................................     34
     2.20  Indemnity................................................................     36
     2.21  Change of Lending Office.................................................     36
     2.22  Replacement of Lenders under Certain Circumstances.......................     37

SECTION 3.  LETTERS OF CREDIT.......................................................     37
     3.1  L/C Commitment............................................................     37
     3.2  Procedure for Issuance of Letter of Credit................................     37
     3.3  Commissions, Fees and Other Charges.......................................     38
     3.4  L/C Participations........................................................     38
     3.5  Reimbursement Obligation of the Borrowers.................................     39
     3.6  Obligations Absolute......................................................     39
     3.7  Letter of Credit Payments.................................................     40
     3.8  Applications..............................................................     40

SECTION 4.  REPRESENTATIONS AND WARRANTIES..........................................     40
     4.1  Financial Condition.......................................................     40
     4.2  No Change.................................................................     41
     4.3  Corporate Existence; Compliance with Law..................................     41
     4.4  Corporate Power; Authorization; Enforceable Obligations...................     41
     4.5  No Legal Bar..............................................................     42
     4.6  No Material Litigation....................................................     42
     4.7  No Default................................................................     42

                                                                                       Page
                                                                                       ----
     4.8  Ownership of Property; Liens.................................................. 42
     4.9  Intellectual Property......................................................... 42
     4.10  Taxes........................................................................ 43
     4.11  Federal Regulations.......................................................... 43
     4.12  Labor Matters................................................................ 43
     4.13  ERISA........................................................................ 43
     4.14  Investment Company Act; Other Regulations.................................... 44
     4.15  Subsidiaries................................................................. 44
     4.16  Use of Proceeds.............................................................. 44
     4.17  Environmental Matters........................................................ 44
     4.18  Accuracy of Information, etc................................................. 45
     4.19  Security Documents........................................................... 45
     4.20  Solvency..................................................................... 46
     4.21  Senior Indebtedness.......................................................... 46
     4.22  Regulation H................................................................. 46
     4.23  Year 2000 Matters............................................................ 46
     4.24  Senior Indebtedness.......................................................... 47

SECTION 5.  CONDITIONS PRECEDENT........................................................ 47
     5.1  Conditions to Initial Extension of Credit..................................... 47
     5.2  Condition to Loans on the Second Closing Date................................. 50
     5.3  Conditions to Each Extension of Credit........................................ 50

SECTION 6.  AFFIRMATIVE COVENANTS....................................................... 50
     6.1  Financial Statements.......................................................... 51
     6.2  Certificates; Other Information............................................... 51
     6.3  Payment of Obligations........................................................ 53
     6.4  Conduct of Business and Maintenance of Existence, etc......................... 53
     6.5  Maintenance of Property; Insurance............................................ 53
     6.6  Inspection of Property; Books and Records; Discussions........................ 53
     6.7  Notices....................................................................... 53
     6.8  Environmental Laws............................................................ 54
     6.9  Interest Rate Protection...................................................... 54
     6.10  Additional Collateral, etc................................................... 54
     6.11  DCI Drop Down................................................................ 56

SECTION 7.  NEGATIVE COVENANTS.......................................................... 57
     7.1  Financial Condition Covenants................................................. 57
     7.2  Limitation on Indebtedness.................................................... 58
     7.3  Limitation on Liens........................................................... 59
     7.4  Limitation on Fundamental Changes............................................. 60
     7.5  Limitation on Sale of Assets.................................................. 61
     7.6  Limitation on Dividends....................................................... 61
     7.7  Limitation on Capital Expenditures............................................ 62
     7.8  Limitation on Investments, Loans and Advances................................. 63
     7.9  Limitation on Optional Payments and Modifications of Debt Instruments, etc.... 64
     7.10  Limitation on Transactions with Affiliates................................... 65
     7.11  Limitation on Sales and Leasebacks........................................... 65

                                                                                       Page
                                                                                       ----
     7.12  Limitation on Changes in Fiscal Periods...................................... 65
     7.13  Limitation on Negative Pledge Clauses........................................ 65
     7.14  Limitation on Restrictions on Subsidiary Distributions....................... 66
     7.15  Limitation on Lines of Business.............................................. 66
     7.16  Limitation on Amendments to Transaction Documents............................ 66
     7.17  Limitation on Activities of the Company...................................... 66

SECTION 8.  EVENTS OF DEFAULT........................................................... 66

SECTION 9.  THE ADMINISTRATIVE AGENT.................................................... 70
     9.1  Appointment................................................................... 70
     9.2  Delegation of Duties.......................................................... 70
     9.3  Exculpatory Provisions........................................................ 70
     9.4  Reliance by Administrative Agent.............................................. 71
     9.5  Notice of Default............................................................. 71
     9.6  Non-Reliance on Agents and Other Lenders...................................... 71
     9.7  Indemnification............................................................... 72
     9.8  Administrative Agent in Its Individual Capacity............................... 72
     9.9  Successor Administrative Agent................................................ 73
     9.10  Authorization to Release Liens............................................... 73

SECTION 10.  GUARANTEE.................................................................. 73
     10.1  Guarantee.................................................................... 73
     10.2  No Subrogation, Contribution, Reimbursement or Indemnity..................... 74
     10.3  Amendments, etc. with respect to the DCI Obligations......................... 74
     10.4  Guarantee Absolute and Unconditional......................................... 75
     10.5  Reinstatement................................................................ 75
     10.6  Payments..................................................................... 75

SECTION 11.  MISCELLANEOUS.............................................................. 75
     11.1  Amendments and Waivers....................................................... 75
     11.2  Notices...................................................................... 76
     11.3  No Waiver; Cumulative Remedies............................................... 77
     11.4  Survival of Representations and Warranties................................... 78
     11.5  Payment of Expenses and Taxes................................................ 78
     11.6  Successors and Assigns; Participations and Assignments....................... 78
     11.7  Adjustments; Set-off......................................................... 81
     11.8  Counterparts................................................................. 82
     11.9  Severability................................................................. 82
     11.10  Integration................................................................. 82
     11.11  GOVERNING LAW............................................................... 82
     11.12  Submission To Jurisdiction; Waivers......................................... 82
     11.13  Acknowledgements............................................................ 83
     11.14  WAIVERS OF JURY TRIAL....................................................... 83
     11.15  Confidentiality............................................................. 83

                                     SCHEDULES
                   --------------------------------------------

Schedule 1.1A      Commitments
Schedule 1.1B      Mortgaged Property
Schedule 4.4       Consents, Authorizations, Filings and Notices
Schedule 4.10      Taxes
Schedule 4.15      Subsidiaries
Schedule 4.19(a)   UCC Filing Jurisdictions
Schedule 4.19(b)   Mortgage Filing Jurisdictions
Schedule 7.2(e)    Existing Indebtedness
Schedule 7.3(e)    Existing Liens


                                      EXHIBITS
                   --------------------------------------------

Exhibit A          Form of Guarantee and Collateral Agreement
Exhibit B          Form of Compliance Certificate
Exhibit C          Form of Closing Certificate
Exhibit D          Form of Assignment and Acceptance
Exhibit E          Form of Legal Opinion of Ropes & Gray
Exhibit F-1        Form of Term Note
Exhibit F-2        Form of Revolving Credit Note
Exhibit F-3        Form of Alternative Term Note
Exhibit F-4        Form of Alternative Revolving Credit Note
Exhibit F-5        Form of Swing Line Note
Exhibit G          Form of Prepayment Option Notice
Exhibit H          Form of Mortgage

          CREDIT AGREEMENT, dated as of July 23, 1998, among DETAILS CAPITAL CORP., a California corporation (the "Company"), DETAILS, INC., a California
                                      -------
corporation ("Details"), DYNAMIC CIRCUITS, INC., a Delaware corporation ("DCI",
              -------                                                     ---
and collectively with Details, the "Borrowers", and individually, a "Borrower"),
                                    ---------                        --------
the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), BANKERS TRUST COMPANY, as
                                -------
documentation and co-syndication agent, and THE CHASE MANHATTAN BANK, as collateral, co-syndication and administrative agent.


          The parties hereto hereby agree as follows:


                            SECTION 1.  DEFINITIONS


          1.1  Defined Terms.  As used in this Agreement, the terms listed in
               -------------
this Section 1.1 shall have the respective meanings set forth in this Section
1.1.

          "ABR":  for any day, a rate per annum (rounded upwards, if necessary,
           ---
to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per
                               ----------
annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); and

"Federal Funds Effective Rate" shall mean, for any day, the weighted average of
-----------------------------
the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans":  Loans the rate of interest applicable to which is based
           ---------
upon the ABR.

          "Accepting Lenders":  as defined in Section 2.17(d).
           -----------------

          "Adjustment Date":  as defined in the Pricing Grid.
           ---------------

          "Administrative Agent":  The Chase Manhattan Bank, together with its
           --------------------
affiliates, as the arranger of the Commitments and as the collateral, co-syndication and administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

          "Affiliate":  as to any Person, any other Person which, directly or
           ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. In addition, for the purpose of this Agreement, an Affiliate of Bain Capital shall include any Bain Investor or any investment fund under common control with the Bain Investors. Notwithstanding the foregoing, none of the Lenders or any of their respective affiliates shall be deemed to be Affiliates of the Company or its Subsidiaries.

          "Agreement":  this Credit Agreement, as amended, supplemented or
           ---------
otherwise modified from time to time.

          "AHYDO Payment":  the payment of $427.16 for each $1,000 of accreted
           -------------
principal amount of the New Intermediate Holdco Notes on December 31, 2003.

          "Alternative Note":  as defined in Section 11.6(f)(ii).
           ----------------

          "Alternative Noteholder":  as defined in Section 11.6(f)(ii).
           ----------------------

          "Applicable Margin":  for each Type of Loan, the rate per annum set
           -----------------
forth under the relevant column heading below:

                                                  Eurodollar

                                   ABR Loans        Loans
                                   ---------      ----------

Revolving Credit Loans and

  Swing Line Loans                    1.25%           2.25%

 Tranche A Term Loans                 1.25%           2.25%

 Tranche B Term Loans                 1.50%           2.50%


; provided, that on and after the first Adjustment Date occurring after the
  --------
completion of two full fiscal quarters of Details after the Closing Date, the Applicable Margin with respect to Revolving Credit Loans, the Swing Line Loans, and Tranche A Term Loans will be determined pursuant to the Pricing Grid.

          "Application":  an application, in such form as the Issuing Lender may
           -----------
specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

          "Approved Fund":  with respect to any Lender that is a fund that
           -------------
invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Asset Sale":  any Disposition of Property or series of related
           ----------
Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c), (d) or (e) of Section 7.5) which yields gross proceeds to the Company or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

          "Assignee":  as defined in Section 11.6(c).
           --------

          "Assignor":  as defined in Section 11.6(c).
           --------

          "Available Revolving Credit Commitment":  as to any Revolving Credit
           -------------------------------------
Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) such Lender's Revolving Extensions of
                            ----
Credit.

          "Bain Affiliates":  any Bain Investor or Affiliate of Bain Capital,
           ---------------
provided that, for purposes of the definition of "Change of Control", the term
--------
Bain Affiliate shall not include (x) any portfolio company of either Bain Capital or any Affiliate of Bain Capital or (y) any officer or director of the Company or any of its Subsidiaries that is not also a partner, principal or stockholder of Bain Capital.

          "Bain Capital":  Bain Capital, Inc., a Delaware
           ------------
corporation.


          "Bain Investor":  Bain Capital Fund V, L.P., Bain Capital Fund V-B,
           -------------
L.P., BCIP Associates, BCIP Trust Associates, L.P and RGIP, LLC.


          "Base CapEx Amount":  as defined in Section 7.7.
           -----------------

          "Board":  the Board of Governors of the Federal Reserve
           -----
System of the United States (or any successor).

          "Borrower" or "Borrowers":  as defined in the preamble.
           --------      ---------

          "Borrowing Date":  any Business Day specified by the relevant Borrower
           --------------
as a date on which such Borrower requests the relevant Lenders to make Loans hereunder.


          "Business":  as defined in Section 4.17.
           --------

          "Business Day":  (i) for all purposes other than as covered by cause
           ------------
(ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.


          "Capital Expenditures":  for any period, with respect to any Person,
           --------------------
the aggregate of all expenditures (other than expenditures constituting an investment described in Section 7.8(i)) by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capital Lease Obligations":  as to any Person, the obligations of
           -------------------------
such Person under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock":  any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a

Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents":  (a) marketable direct obligations issued by, or
           ----------------
unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, rated at least A-2 by Standard & Poor's Ratings Services or P-2 by Moody's Investors Service, Inc.; and (e) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (d) above.


          "Change of Control":  any of the following events:
           -----------------

(a) prior to the date of an initial registered public offering by Holdings of its common stock, (i) Bain Capital and Bain Affiliates shall cease to own (on a fully diluted basis) at least 15% of the economic and voting interests in the Capital Stock of Holdings or (ii) the Permitted Holders shall cease to "control" (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) Holdings; or

(b) from and after the date of an initial registered public offering by Holdings of its common stock, (i) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Closing Date) shall own a greater percentage of the voting and/or economic interest in the Capital Stock of Holdings than that owned by Bain Capital and/or the Bain Affiliates or (ii) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors.

          "Closing Date":  the date on which the conditions precedent set forth
           ------------
in Section 5.1 shall have been satisfied, which date shall be no later than August 20, 1998.

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
time.

          "Collateral":  all Property of the Loan Parties, now owned or
           ----------
hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Colorado Springs Acquisition":  the acquisition by Details of all of
           ----------------------------
the Capital Stock of Colorado Springs Circuits, Inc.

          "Commitment":  as to any Lender, the sum of the Tranche A Term Loan
           ----------
Commitment, the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

          "Commitment Fee Rate":  1/2 of 1% per annum; provided, that on and
           -------------------                         --------
after the first Adjustment Date occurring after the completion of two full fiscal quarters of Details after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

          "Commonly Controlled Entity":  an entity, whether or not incorporated,
           --------------------------
which is under common control with Details within the meaning of Section 4001 of ERISA or is part of a group which includes Details and which is treated as a single employer under Section 414 of the Code.

          "Company":  as defined in the preamble.
           -------

          "Company Indenture":  the Indenture, dated as of November 18, 1997,
           -----------------
entered into by Holdings and subsequently assumed by the Company in connection with the issuance of the Company Zeros, together with all instruments and other agreements entered into by Holdings and subsequently contributed to the Company or any of its Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

          "Company Zeros":  the senior unsecured discount notes of the Company
           -------------
issued pursuant to the Company Indenture.


          "Compliance Certificate":  a certificate duly executed by a
           ----------------------
Responsible Officer substantially in the form of Exhibit B.

          "Confidential Information Memorandum":  the Confidential Information
           -----------------------------------
Memorandum dated July 1998 prepared by Details with respect to the Facilities.


          "Consolidated Current Assets":  at a particular date, all amounts
           ---------------------------
(other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of Details and its Subsidiaries at such date.

          "Consolidated Current Liabilities":  at a particular date, all amounts
           --------------------------------
which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of Details and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of Details and its Subsidiaries, (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans to the extent otherwise included therein and (c) the current portion of the Deferred Payment Amounts.

          "Consolidated EBITDA":  for any period, Consolidated Net Income for
           -------------------
such period plus, (a) without duplication and to the extent reflected as a
            ----
charge in the statement of such Consolidated Net Income for such period, the sum of (i) total income tax expense, (ii) total interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (v) any extraordinary or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business),
(vi) charges for the write-off of any step-up in basis in inventory required in a transaction which is accounted for under the purchase method of accounting,
(vii) any other non-cash charges and (viii) all management fees paid to Bain Capital and the Bain Affiliates permitted by Section 7.10, minus, (b) to the
                                                           -----
extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) any other non-cash income (other than non-cash income resulting from Details' accrual method of accounting in accordance with past practice); provided that,
                                                                --------
for purposes of determining Consolidated EBITDA at a time when less than four full fiscal quarters of Details have begun after and fully elapsed since the Closing Date, Consolidated EBITDA for the relevant period shall be deemed to be the sum of (x) the aggregate Consolidated EBITDA of Details for those fiscal quarters which have begun after and fully elapsed since the Closing Date and (y) the aggregate Consolidated EBITDA (determined on a pro forma basis, as if the Four Transactions had occurred on the day immediately prior to the first day of such period) of Details for the requisite number of consecutive fiscal quarters commencing prior to the Closing Date. Notwithstanding the foregoing, there shall be added to Consolidated EBITDA on a pro forma basis for purposes of computing
                                     --- -----
the financial covenants for any period set forth in Section 7.1 (i) the amount of compensation and other payments paid to James I. Swenson (not to exceed $2,400,000) which were deducted in computing Consolidated Net Income for such period and (ii) the expenses deducted in computing Consolidated Net Income for such period which were associated with the vesting and exercise by existing management of Holdings of options on the Capital Stock of Holdings on or prior to the Closing Date and the bonuses paid to such existing management pursuant to
Section 1.11 of the Recapitalization Agreement.

          "Consolidated Fixed Charge Coverage Ratio":  for any period, the ratio
           ----------------------------------------
of (a) the total of (i) Consolidated EBITDA for such period less (ii) the aggregate amount actually paid by Details and its Subsidiaries in cash during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any Capital Expenditures financed with Reinvestment Deferred Amounts) less (iii) any provision for cash income taxes made by Details and its Subsidiaries on a consolidated basis in respect of such period to (b) Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges":  for any period, the sum (without
           --------------------------
duplication) of (a) Consolidated Interest Expense for such period and (b) scheduled payments made during such period on account of principal of Indebtedness of Details or any of its Subsidiaries (including the Term Loans).

          "Consolidated Interest Coverage Ratio":  for any period, the ratio of
           ------------------------------------
(a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

          "Consolidated Interest Expense":  for any period, all cash interest
           -----------------------------
expense (including that attributable to Capital Lease Obligations) of New Intermediate Holdco and its Subsidiaries for such period with respect to all outstanding Indebtedness of New Intermediate Holdco and its

Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP) but shall exclude the amount of the AHYDO Payment; provided that, for purposes
                                                   --------
of determining Consolidated Interest Expense at a time when less than four full fiscal quarters of New Intermediate Holdco have begun after and fully elapsed since the Closing Date, Consolidated Interest Expense shall be determined by annualizing the Consolidated Interest Expense of New Intermediate Holdco for those fiscal quarters which have begun after and fully elapsed since the Closing Date.

          "Consolidated Leverage Ratio":  as at the last day of any period, the
           ---------------------------
ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

          "Consolidated Net Income":  for any period, the consolidated net
           -----------------------
income (or loss) of Details and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom
                               --------
(a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Details or is merged into or consolidated with Details or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Details) in which Details or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Details or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Details to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "Consolidated Total Debt":  at any date, the aggregate principal
           -----------------------
amount of all Indebtedness of Details and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Working Capital":  the excess of Consolidated Current
           ----------------------------
Assets over Consolidated Current Liabilities.


          "Continuing Directors":  the directors of Holdings on the date of
           --------------------
Holdings' initial registered public offering of its common stock and each other director if such director's nomination for the election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Cuplex Acquisition":  the acquisition by DCI of all of the Capital
           ------------------
Stock of Cuplex, Inc.

          "DCI":  as defined in the preamble.
           ---

          "DCI Obligations":  the unpaid principal of and interest on
           ---------------
(including, without limitation, interest accruing after the maturity of the Loans made to DCI and the Reimbursement

Obligations of DCI and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to DCI, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to DCI and all other obligations and liabilities of DCI to the Administrative Agent or to any Lender (or, in the case of Interest Rate Protection Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by DCI pursuant hereto) or otherwise.

          "DCI Preferred Stock":  as defined in Section 5.1(b)(iv).
           -------------------

          "Default":  any of the events specified in Section 8, whether or not
           -------
any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Deferred Payment Amount:  all amounts payable to holders of options
           -----------------------
to purchase DCI stock under the employment agreements and option agreements dated July 23, 1998 between Holdings, DCI and such option holders, not in excess of $9,000,000 in the aggregate.

          "Designated Equity Amounts":  at any date, the amount equal to the
           -------------------------
aggregate amount of Net Cash Proceeds received by Holdings and its Subsidiaries from the issuance of Capital Stock which (a) have been contributed to a Borrower, (b) have been designated in writing by the Borrower to the Administrative Agent as "Permitted Expenditure Amounts" and (c) are utilized by the Borrower and its Subsidiaries within 45 days after such receipt for an Expenditure Use Amount.

          "Disposition":  with respect to any Property, any sale, lease, sale
           -----------
and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.
               -------       -----------

          "Dollars" and "$":  dollars in lawful currency of the United States of
           -------       -
America.

          "Domestic Subsidiary":  any Subsidiary of Details organized under the
           -------------------
laws of any jurisdiction within the United States of America.


          "ECF Percentage":  75%; provided, that, with respect to each fiscal
           --------------         --------
year of Details ending on or after December 31, 2000, the ECF Percentage shall be reduced to 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 4.0 to 1.0.

          "Environmental Laws":  any and all foreign, Federal, state, local or
           ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Eurocurrency Reserve Requirements":  for any day as applied to a
           ---------------------------------
Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate":  with respect to each day during each Interest
           --------------------
Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the offered rate for deposits in Dollars with a term comparable to such Interest Period that appears on the applicable Telerate Page at approximately 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period; provided, however, that if at any time for
                                   --------  -------
any reason such offered rate does not appear on the applicable Telerate Page, "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loans to be outstanding during such Interest Period.

          "Eurodollar Loans":  Loans the rate of interest applicable to which is
           ----------------
based upon the Eurodollar Rate.

          "Eurodollar Rate":  with respect to each day during each Interest
           ---------------
Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurodollar Base Rate
                      -------------------------------------
                    1.00 - Eurocurrency Reserve Requirements


          "Eurodollar Tranche":  the collective reference to Eurodollar Loans
           ------------------
the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default":  any of the events specified in Section 8,
           ----------------
provided that any requirement for the giving of notice, the lapse of time, or
--------
both, has been satisfied.

          "Excess Cash Flow":  for any fiscal year of Details, the excess, if
           ----------------
any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by Details and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, (v) the amount, if any, by which Consolidated Working Capital was increased by changes in the current deferred income tax account and (vi) the amount by which Consolidated Working Capital was increased as a result of the payment in such fiscal year of items referred to in clause (b)(vii) below over (b) the sum, without duplication, of (i) an amount
                      ----
equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by Details and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any portion of the Reinvestment Deferred Amount that exceeded any gain recognized as a result of the event that gave rise to such Deferred Investment Amount), (iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all principal payments of Funded Debt (including, without limitation, the Term Loans) of Details and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year,
(vi) an amount equal to the aggregate net non-cash gain on the Disposition of Property by Details and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) the amount of non cash charges that decreased Consolidated Working Capital during such fiscal year which resulted from items that Details reasonably determines in good faith are expected to be paid in cash in the immediately following fiscal year, (viii) any cash disbursement made against non-current liabilities to the extent not deducted in determining Consolidated Net Income, (ix) the amount, if any, by which Consolidated Working Capital was decreased by changes in the current deferred income tax account, (x) the amount of distributions permitted by
Section 7.6 which were made in such fiscal year, (xi) the amount of investments, advances, loans or extensions of credit made pursuant to clauses (d), (e), (i) and (j) of Section 7.8, to the extent not funded by the incurrence of Indebtedness or contributions to capital, (xii) any payments made to the former shareholders of Holdings pursuant to Section 1.11 of the Recapitalization Agreement and (xiii) any payments made during such fiscal year in respect of Deferred Payment Amounts. As used in the foregoing definition of "Excess Cash Flow", the term fiscal year shall be deemed to include any other specified period for which Excess Cash Flow is being measured.

          "Excess Cash Flow Application Date":  as defined in Section 2.11(c).
           ---------------------------------

          "Excluded Foreign Subsidiaries":  any Foreign Subsidiary the pledge of
           -----------------------------
all of whose Capital Stock as Collateral would, in the good faith judgment of Details, result in adverse tax consequences to Details.

          "Expenditure Use Amounts":  at any date, the amount equal to the sum
           -----------------------
of (a) all amounts utilized by Details and its Subsidiaries to finance Capital Expenditures, other than Capital Expenditures which are (i) not in excess of the Base CapEx Amount for the relevant fiscal year and any permitted rollovers to such fiscal year of unused amounts from the prior fiscal year or (ii) financed with Deferred Reinvestment Amounts, (b) all amounts utilized by Details and its Subsidiaries to finance investments permitted pursuant to Section 7.8(i), except to the extent that the consideration (determined in accordance with such Section 7.8(i)) for all such investments made since the Closing

Date does not exceed $30,000,000 in the aggregate, (c) all amounts utilized by Details and its Subsidiaries to finance investments permitted pursuant to
Section 7.8(j), except to the extent that the aggregate amount of all such investments (valued at cost, but net of returns of capital from such investments) made since the Closing Date does not exceed $10,000,000 and (d) the amount of any dividends paid by Details to finance the AHYDO Payment.

          "Facility":  each of (a) the Tranche A Term Loan Commitments and the
           --------
Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"), (b)
                                           ----------------------------
the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility") and (c) the Revolving Credit Commitments
      ----------------------------
and the extensions of credit made thereunder (the "Revolving Credit Facility").
                                                   -------------------------

          "Foreign Subsidiary":  any Subsidiary of Details that is not a
           ------------------
Domestic Subsidiary.

          "Four Transactions":  the collective reference to the Transaction, the
           -----------------
merger of Details Inc and DI Acquisition Corp. consummated on or about October 28, 1997 and the other transactions in connection therewith, the Colorado Springs Acquisition and the Cuplex Acquisition.

          "Funded Debt":  as to any Person, all Indebtedness of such Person that
           -----------
matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrowers, Indebtedness in respect of the Loans.

          "GAAP":  generally accepted accounting principles in the United States
           ----
of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of Details as of the date of determination, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Details and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Details, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of

Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

          "Governmental Authority":  any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the National Association of Insurance Commissioners).

          "Guarantee and Collateral Agreement":  the Guarantee and Collateral
           ----------------------------------
Agreement to be executed and delivered by New Intermediate Holdco, the Company, the Borrowers and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------                           -------------------
any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations")
                                                           -------------------
of any other third Person (the "primary obligor") in any manner, whether
                                ---------------
directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term
                                            --------  -------
Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Details in good faith.

          "Guarantors":  the collective reference to the Subsidiary Guarantors,
           ----------
the Company and Details, in its capacity as a guarantor of the obligations of DCI hereunder.

          "Holdings":  Details Holdings Corp., a California corporation.
           --------

          "Incur":  as defined in Section 7.2.
           -----

          "Indebtedness":  of any Person at any date, without duplication, (a)
           ------------
all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of

Property or services (other than trade payables incurred in the ordinary course of such Person's business which are current liabilities and other than Deferred Payment Amounts), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under bankers' acceptance, letter of credit or similar facilities,
(g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock (other than common stock) of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above;
(i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and (j) for the purposes of Section 8(e) only, the net exposure of such Person in respect of Interest Rate Protection Agreements.

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Intellectual Property":  the collective reference to all rights,
           ---------------------
priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date":  (a) as to any ABR Loan, the last day of each
           ---------------------
March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period,
(c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and
(d) as to any Loan (other than any Revolving Credit Loan that is an ABR Loan and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

          "Interest Period":  as to any Eurodollar Loan, (a) initially, the
           ---------------
period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided
                                                                       --------
that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;


               (ii) any Interest Period that would otherwise extend beyond the Scheduled Revolving Credit Termination Date or beyond the date final payment is due on the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, shall end on the Scheduled Revolving Credit Termination Date or such due date, as applicable;


               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and


               (iv) the Borrowers shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.


          "Interest Rate Protection Agreement":  any interest rate protection
           ----------------------------------
agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which Details or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.


          "Issuing Lender":  The Chase Manhattan Bank or any of its Affiliates,
           --------------
in its capacity as issuer of any Letter of Credit.


          "L/C Commitment":  $5,000,000.
           --------------


          "L/C Fee Payment Date":  the last day of each March, June, September
           --------------------
and December and the last day of the Revolving Credit Commitment Period.


          "L/C Obligations":  at any time, an amount equal to the sum of (a) the
           ---------------
aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.


          "L/C Participants":  the collective reference to all the Revolving
           ----------------
Credit Lenders other than the Issuing Lender.


          "Letters of Credit":  as defined in Section 3.1(a).
           -----------------


          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan":  any loan made by any Lender pursuant to this Agreement.
           ----

          "Loan Documents":  this Agreement, the Security Documents and the
           --------------
Notes.

          "Loan Parties":  the Company, the Borrowers and each other Subsidiary
           ------------
of Details which is a party to a Loan Document.

          "Majority Facility Lenders":  with respect to any Facility, the
           -------------------------
holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments.

          "Majority Revolving Credit Facility Lenders":  the Majority Facility
           ------------------------------------------
Lenders in respect of the Revolving Credit Facility.

          "Mandatory Prepayment Date":  as defined in Section 2.17(d).
           -------------------------

          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
Transaction, (b) the business, operations, property or condition (financial or otherwise) of Details and its Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Material Environmental Amount":  an amount payable by Details and/or
           -----------------------------
its Subsidiaries in excess of $1,500,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.


          "Materials of Environmental Concern":  any gasoline or petroleum
           ----------------------------------
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Material Subsidiary":  any Subsidiary of the Company which has assets
           -------------------
(valued at their fair market value) or annual revenues which are in excess of $2,500,000 (and which shall in any event include Details and DCI).

          "Mortgaged Properties":  the real properties listed on Schedule 1.1B,
           --------------------
as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

          "Mortgages":  each of the mortgages and deeds of trust made by any
           ---------
Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit H (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan":  a Plan which is a multiemployer plan as defined
           ------------------
in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds":  (a) in connection with any Asset Sale or any
           -----------------
Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of reasonable attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary and reasonable fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of reasonable attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "New Intermediate Holdco":  Details Intermediate Holding Corp., a
           -----------------------
California corporation.

          "New Intermediate Holdco Note Purchase Agreement":  the Note Purchase
           -----------------------------------------------
Agreement entered into by New Intermediate Holdco in connection with the issuance of the New Intermediate Holdco Notes, together with all instruments and other agreements entered into by New Intermediate Holdco in connection therewith and any indenture entered into pursuant thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

          "New Intermediate Holdco Notes":  the unsecured discount notes of New
           -----------------------------
Intermediate Holdco issued pursuant to the New Intermediate Holdco Note Purchase Agreement.

          "Non-Excluded Taxes":  as defined in Section 2.19(a).
           ------------------

          "Non-U.S. Lender":  as defined in Section 2.19(b).
           ---------------

          "Notes":  the collective reference to any promissory note evidencing
           -----
Loans.

          "Obligations":  the unpaid principal of and interest on (including,
           -----------
without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either of the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to the Administrative Agent or to any Lender (or, in the case of Interest Rate Protection Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise.

          "Participant":  as defined in Section 11.6(b).
           -----------

          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
to Subtitle A of Title IV of ERISA (or any successor).

          "Permitted Expenditure Amounts":  at any date, the amount equal to (a)
           -----------------------------
the sum of (i) all Designated Equity Amounts as of such date and (ii) any portion of the Excess Cash Flow of the Company for fiscal years completed since the Closing Date which was not required to be applied pursuant to the provisions of Section 2.11(c) minus (b) the aggregate amount of Expenditure Use Amounts as of such date.

          "Permitted Holders":  any of (a) Bain Capital and the Bain Affiliates,
           -----------------
(b) each other holder of common stock of Holdings on the Closing Date and (c) senior management employees of the Borrowers and Holdings.

          "Person":  an individual, partnership, corporation, limited liability
           ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan":  at a particular time, any employee benefit plan which is
           ----
covered by ERISA and in respect of which Details or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Preferred Stock":  any Capital Stock entitled by its terms to a
           ---------------
preference (a) as to dividends or (b) upon a distribution of assets.

          "Prepayment Option Notice":  as defined in Section 2.17(b).
           ------------------------

          "Pricing Grid":  the pricing grid attached hereto as Annex A.
           ------------

          "Pro Forma Balance Sheets":  as defined in Section 4.1(a).
           ------------------------

          "Projections":  as defined in Section 6.2(c).
           -----------

          "Property":  any right or interest in or to property of any kind
           --------
whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

          "Real Properties":  as defined in Section 4.17.
           ---------------

          "Recapitalization Agreement":  the Amended and Restated
           --------------------------
Recapitalization Agreement, dated as of October 4, 1997, by and among DI Acquisition Corp., Holdings and certain shareholders of Holdings, as amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

          "Recovery Event":  any settlement of or payment in respect of any
           --------------
property or casualty insurance claim or any condemnation proceeding relating to any asset of the Company or any of its Subsidiaries.

          "Refunded Swing Line Loans":  as defined in Section 2.7.
           -------------------------

          "Refunding Date":  as defined in Section 2.7.
           --------------

          "Register":  as defined in Section 11.6(d).
           --------

          "Regulation U":  Regulation U of the Board as in effect from time to
           ------------
time.

          "Reimbursement Obligation":  the obligation of the relevant Borrower
           ------------------------
to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

          "Reinvestment Deferred Amount":  with respect to any Reinvestment
           ----------------------------
Event, the aggregate Net Cash Proceeds received by the Company or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event":  any Asset Sale or Recovery Event in respect of
           ------------------
which Details has delivered a Reinvestment Notice.

          "Reinvestment Notice":  a written notice executed by a Responsible
           -------------------
Officer stating that no Event of Default has occurred and is continuing and that Details (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

          "Reinvestment Prepayment Amount":  with respect to any Reinvestment
           ------------------------------
Event, the Reinvestment Deferred Amount relating thereto less any amount expended or then committed to be expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in Details' business.

          "Reinvestment Prepayment Date":  with respect to any Reinvestment
           ----------------------------
Event, the earlier of (a) the date occurring six months (or, in the case of any reinvestment to be made by Details or any of its Subsidiaries from the proceeds of any property or casualty insurance claim, twelve months) after such Reinvestment Event and (b) the date on which Details shall have determined not to, or shall have otherwise ceased to, acquire assets useful in Details' business with all or any portion of the relevant Reinvestment Deferred Amount.

          "Reorganization":  with respect to any Multiemployer Plan, the
           --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event":  any of the events set forth in Section 4043(b) of
           ----------------
ERISA, other than those events as to which the thirty day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. (S) 2615.

          "Required Lenders":  the holders of more than 50% of (a) until the
           ----------------
Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans and (ii) the Total Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit.

          "Required Prepayment Lenders":  the Majority Facility Lenders in
           ---------------------------
respect of each Facility.

          "Requirement of Law":  as to any Person, the Certificate of
           ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Responsible Officer":  the chief executive officer, president or
           -------------------
chief financial officer of Details, but in any event, with respect to financial matters, the chief financial officer of Details.

          "Revolving Credit Commitment":  as to any Lender, the obligation of
           ---------------------------
such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof.

          "Revolving Credit Commitment Period":  the period from and including
           ----------------------------------
the Closing Date to the Scheduled Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

          "Revolving Credit Lender":  each Lender which has a Revolving Credit
           -----------------------
Commitment or which has made Revolving Credit Loans.

          "Revolving Credit Loans":  as defined in Section 2.4.
           ----------------------

          "Revolving Credit Percentage":  as to any Revolving Credit Lender at
           ---------------------------
any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

          "Revolving Extensions of Credit":  as to any Revolving Credit Lender
           ------------------------------
at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding and (c) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding.

          "Scheduled Revolving Credit Termination Date":  July 22, 2004.
           -------------------------------------------

          "Second Closing Date":  the Business Day immediately following the
           -------------------
Closing Date.

          "Securities Act":  the Securities Act of 1933, as amended from time to
           --------------
time, and the rules and regulations.

          "Security Documents":  the collective reference to the Guarantee and
           ------------------
Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Senior Subordinated Note Indenture":  the Indenture, dated as of
           ----------------------------------
November 18, 1997, entered into by Details and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by Details or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

          "Senior Subordinated Notes":  the subordinated notes of Details issued
           -------------------------
pursuant to the Senior Subordinated Note Indenture.

          "Single Employer Plan":  any Plan which is covered by Title IV of
           --------------------
ERISA, but which is not a Multiemployer Plan.

          "Solvent":  when used with respect to any Person, means that, as of
           -------
any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Specified Change of Control":  a "Change of Control" as defined in
           ---------------------------
any of the Senior Subordinated Note Indenture, the Company Indenture or the New Intermediate Holdco Note Purchase Agreement.

          "Subsidiary":  as to any Person, a corporation, partnership, limited
           ----------
liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Details and unless otherwise specified, DCI shall be treated as a Subsidiary of Details.

          "Subsidiary Guarantor":  each Subsidiary of Details other than any
           --------------------
Excluded Foreign Subsidiary.

          "Swing Line Commitment":  the obligation of the Swing Line Lender to
           ---------------------
make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

          "Swing Line Lender":  The Chase Manhattan Bank, in its capacity as the
           -----------------
lender of Swing Line Loans.

          "Swing Line Loans":  as defined in Section 2.6.
           ----------------

          "Swing Line Participation Amount":  as defined in Section 2.7.
           -------------------------------

          "Tax Benefit":  as defined in Section 2.19(c).
           -----------

          "Telerate Page" means the display designated as Page 3750 on the Dow
           -------------
Jones Markets System (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

          "Term Loan Lenders":  the collective reference to the Tranche A Term
           -----------------
Loan Lenders and the Tranche B Term Loan Lenders.

          "Term Loans":  the collective reference to the Tranche A Term Loans
           ----------
and the Tranche B Term Loans.

          "Total Revolving Credit Commitments":  at any time, the aggregate
           ----------------------------------
amount of the Revolving Credit Commitments at such time.

          "Total Revolving Extensions of Credit":  at any time, the aggregate
           ------------------------------------
amount of the Revolving Extensions of Credit of the Revolving Credit Lenders at such time.

          "Tranche A Term Loan":  as defined in Section 2.1.
           -------------------

          "Tranche A Term Loan Commitment":  as to any Lender, the obligation of
           ------------------------------
such Lender, if any, to make Tranche A Term Loans to the Borrowers hereunder in an aggregate principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1.1A.

          "Tranche A Term Loan Lender":  each Lender which has a Tranche A Term
           --------------------------
Loan Commitment or which has made Tranche A Term Loans.

          "Tranche A Term Loan Percentage":  as to Tranche A Term Loan Lender at
           ------------------------------
any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

          "Tranche B Repayment Amount":  as defined in Section 2.17(d).
           --------------------------

          "Tranche B Term Loan":  as defined in Section 2.1.
           -------------------

          "Tranche B Term Loan Commitment":  as to Tranche B Term Loan Lender,
           ------------------------------
the obligation of such Lender, if any, to make Tranche B Term Loans to the Borrowers hereunder in an aggregate principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1.1A.

          "Tranche B Term Loan Lender":  each Lender which has a Tranche B Term
           --------------------------
Loan Commitment or which has made Tranche B Term Loans.

          "Tranche B Term Loan Percentage":  as to any Lender at any time, the
           ------------------------------
percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

          "Transaction":  as defined in Section 5.1(b).
           -----------

          "Transaction Agreement":  the Stock Contribution and Merger Agreement,
           ---------------------
dated as of July 23, 1998, by and among DCI, Holdings and the shareholders of DCI, as amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

          "Transaction Documents":  the collective reference to the Transaction
           ---------------------
Agreement and all other agreements, documents and instruments executed or filed by or on behalf of DCI or Holdings or any of its Subsidiaries or any of their Affiliates with any Governmental Authority in connection with the Transaction.

          "Transferee":  as defined in Section 11.15.
           ----------

          "Type":  as to any Loan, its nature as an ABR Loan or a Eurodollar
           ----
Loan.

          "Uniform Customs":  the Uniform Customs and Practice for Documentary
           ---------------
Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "U.S. Taxes":  as defined in Section 11.6(f)(ii).
           ----------

          "Wholly Owned Subsidiary":  as to any Person, any other Person all of
           -----------------------
the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          "Wholly Owned Subsidiary Guarantor":  any Subsidiary Guarantor that is
           ---------------------------------
a Wholly Owned Subsidiary of Details.

          1.2  Other Definitional Provisions.  (a)  Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1  Term Loan Commitments.  Subject to the terms and conditions
               ---------------------
hereof, (a) each Tranche A Term Loan Lender severally agrees to make term loans to the Borrowers on the Closing Date and to DCI on the Second Closing Date (the "Tranche A Term Loans") in an aggregate amount not to exceed the amount of the
 --------------------
Tranche A Term Loan Commitment of such Lender and (b) each Tranche B Term Loan Lender severally agrees to make term loans (the "Tranche B Term Loans") to the
                                                 --------------------
Borrowers on the Closing Date and on the Second Closing Date in an aggregate amount not to exceed the amount of the Tranche B Term Loan Commitment of such Lender; provided, that the aggregate amount of Term Loans which may be borrowed
        --------
by DCI on the Closing Date shall not exceed $129,000,000. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the relevant Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12.

          2.2  Procedure for Term Loan Borrowing.  The Borrowers shall give the
               ---------------------------------
Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 2:00 P.M., New York City time, one Business Day prior to the requested Borrowing Date) requesting that the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders make such Term Loans on the requested Borrowing Date (which must be a Business Day) and specifying the amount to be borrowed. All Tranche A Term Loans and Tranche B Term Loans initially shall be made as ABR Loans and shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. Any Term Loans which are made on the Closing Date may not be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the earlier of (a) the date which is 60 days after the Closing Date and
(b) the date upon which the Administrative Agent determines (in good faith) that the syndication of the Commitments is complete. Upon receipt of any such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the requested Borrowing Date each Term Loan Lender shall make available to the Administrative Agent at its office specified in Section 11.2 an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the relevant Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders in immediately available funds.

          2.3  Repayment of Term Loans.  (a)  The Tranche A Term Loans of each
               -----------------------
Tranche A Term Loan Lender shall mature in quarterly installments (other than with respect to the last installment, which shall be due on July 22, 2004), commencing on June 30, 1999, in an amount equal to such Lender's Tranche A Term Loan Percentage of the amount set forth opposite the date on which such installment is due:

                    Installment                Percentage
                    -----------                ----------
                    June 30, 1999              $  675,000
                    September 30, 1999         $  675,000
                    December 31, 1999          $  675,000
                    March 31, 2000             $  675,000
                    June 30, 2000              $1,125,000
                    September 30, 2000         $1,125,000
                    December 31, 2000          $1,125,000
                    March 31, 2001             $1,125,000
                    June 30, 2001              $4,950,000
                    September 30, 2001         $4,950,000
                    December 31, 2001          $4,950,000
                    March 31, 2002             $4,950,000
                    June 30, 2002              $4,950,000
                    September 30, 2002         $4,950,000
                    December 31, 2002          $6,300,000
                    March 31, 2003             $6,300,000
                    June 30, 2003              $6,750,000
                    September 30, 2003         $6,750,000
                    December 31, 2003          $6,750,000
                    March 31, 2004             $6,750,000
                    June 30, 2004              $6,750,000
                    July 22, 2004              $6,750,000

Any Tranche A Term Loans outstanding on July 22, 2004 shall be due and payable on such date.

                    (b) The Tranche B Term Loan of each Tranche B Lender shall mature in quarterly installments (other than with respect to the last installment, which shall be due on April 22, 2005), commencing on June 30, 1999, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage of the amount set forth opposite the date on which such installment is due:

                    Installment                Amount
                    -----------                ------
                    June 30, 1999              $   330,000
                    September 30, 1999         $   330,000
                    December 31, 1999          $   330,000
                    March 31, 2000             $   330,000
                    June 30, 2000              $   330,000
                    September 30, 2000         $   330,000
                    December 31, 2000          $   330,000
                    March 31, 2001             $   330,000
                    June 30, 2001              $   330,000
                    September 30, 2001         $   330,000
                    December 31, 2001          $   330,000
                    March 31, 2002             $   330,000
                    June 30, 2002              $   330,000
                    September 30, 2002         $   330,000
                    December 31, 2002          $   330,000
                    March 31, 2003             $   330,000
                    June 30, 2003              $   330,000
                    September 30, 2003         $   330,000
                    December 31, 2003          $   330,000
                    March 31, 2004             $   330,000
                    June 30, 2004              $   330,000
                    September 30, 2004         $   330,000
                    December 31, 2004          $52,470,000
                    March 31, 2005             $52,470,000
                    April 22, 2005             $52,800,000

Any Tranche B Term Loans outstanding on April 22, 2005 shall be due and payable on such date.

          2.4  Revolving Credit Commitments.  (a)  Subject to the terms and
               ----------------------------
conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrowers from time to
                         ----------------------
time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the aggregate principal amount of the Swing Line Loans then outstanding and (ii) the aggregate amount of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrowers and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after
--------
the day that is one month prior to the Scheduled Revolving Credit Termination Date.

          (b) The Borrowers shall repay all outstanding Revolving Credit Loans on the Scheduled Revolving Credit Termination Date (or such earlier date as all amounts owing hereunder shall become due and payable).

          2.5  Procedure for Revolving Credit Borrowing.   The Borrowers may
               ----------------------------------------
borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrowers shall give
                                       --------
the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 3:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) 11:00 A.M., New York City time, on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that
                                                                --------
the Swing Line Lender may, on behalf of the Borrowers, request borrowings of ABR Loans under the Revolving Credit Commitments in amounts other than those specified above to the extent necessary to repay Refunded Swing Line Loans. Upon receipt of any such notice from either Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to
                                   --- ----
the Administrative Agent for the account of the relevant Borrower at the office of the Administrative Agent specified in Section 11.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to such Borrower by the Administrative Agent crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

          2.6  Swing Line Commitment.  (a)  Subject to the terms and conditions
               ---------------------
hereof, the Swing Line Lender agrees to make a portion of the credit otherwise available to the Borrowers under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans

("Swing Line Loans") to the Borrowers; provided that (i) the aggregate principal
------------------                     --------
amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect) and (ii) the Borrowers shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrowers may use the

Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be made as ABR Loans only and shall not be entitled to be converted into Eurodollar Loans.

          (b) The Borrowers shall repay all outstanding Swing Line Loans on the Scheduled Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

          2.7  Procedure for Swing Line Borrowing; Refunding of Swing Line
               -----------------------------------------------------------
Loans. (a) Whenever either Borrower desires that the Swing Line Lender make Swing Line Loans it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 2:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 4:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent at its office specified in
Section 11.2 an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the relevant Borrower on such Borrowing Date by depositing such proceeds in the account of such Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

          (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrowers (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on notice given by the Swing Line Lender no later than 2:00 P.M., New York City time, on the requested Borrowing Date, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans")
                                                   -------------------------
outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at its office set forth in Section 11.2 in immediately available funds, not later than 4:00 P.M., New York City time, on the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately applied by the Swing Line Lender to repay the Refunded Swing Line Loans. The Borrowers irrevocably authorize the Swing Line Lender to charge the Borrowers' accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

          (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to either Borrower or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in
      --------------
an amount equal to (i) its Revolving Credit Percentage
times (ii) the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans (the "Swing Line
                                                                      ----------
Participation Amount").
--------------------

          (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

          (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or either Borrower may have against the Swing Line Lender, either Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of either Borrower; (iv) any breach of this Agreement or any other Loan Document by either Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          2.8  Commitment Fees, etc.  (a)  The Borrowers agree to pay to the
               ---------------------
Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment (without giving effect to any Swing Line Loans which are then outstanding) of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Scheduled Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (b) Details agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by Details and the Administrative Agent.

          2.9  Termination or Reduction of Commitments.  The Borrowers shall
               ---------------------------------------
have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided
                                                                        --------
that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

          2.10  Optional Prepayments.  The Borrowers may at any time and from
                --------------------
time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day
                    --------
earlier than the last day of the Interest Period applicable thereto, the Borrowers shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are ABR Loans and any Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial Prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Amounts to be applied in connection with optional prepayments of the Term Loans shall be applied pro rata among the Tranche A Term
                                               --- ----
Loans and the Tranche B Term Loans based upon the outstanding principal amount thereof.

          2.11  Mandatory Prepayments and Commitment Reductions.  (a)  Unless
                -----------------------------------------------
the Required Prepayment Lenders shall otherwise agree, if any Capital Stock or Indebtedness shall be issued or Incurred by Holdings or any of its Subsidiaries, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or Incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.11(d); provided that no such prepayment and reduction shall be required
         --------
pursuant to this Section 2.11(a) with respect to (i) Designated Equity Amounts,
(ii) any such Net Cash Proceeds from the issuance of Capital Stock which is applied within five Business Days after the receipt thereof by the Company and its Subsidiaries to repay Indebtedness Incurred in reliance upon the provisions of Section 7.2(i) or (j) hereof, (iii) other than to the extent set forth therein, Indebtedness Incurred in accordance with Section 7.2, (iv) any Net Cash Proceeds from the issuance of Capital Stock by Holdings or the Incurrence of Indebtedness by Holdings or New Intermediate Holdco which are used to finance the AHYDO Payment and (v) up to $20,000,000 in aggregate Net Cash Proceeds from the issuance of Capital Stock by Holdings after the Closing Date.

          (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date Holdings or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.11(d); provided, that,
                                                    --------
notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $4,000,000 in any fiscal year of Details and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.11(d).

          (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for the period beginning on the Closing Date and ending on December 31, 1999 and for each fiscal year of Details thereafter, there shall be Excess Cash Flow, the Borrowers shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in
Section 2.11(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after
            ---------------------------------
the earlier of (i) the date on which the financial statements of Details referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

          (d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 2.11 shall be applied, first, to
                                                                      -----
the prepayment of the Term Loans (pro rata among the Tranche A Term Loans and
                                  --- ----
the Tranche B Term Loans, based upon the outstanding principal amount thereof) and, second, to reduce permanently the Revolving Credit Commitments. Any such
     ------
reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate
                                            --------
principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrowers shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. Subject to the immediately preceding sentence, the application of any prepayment pursuant to Section 2.11 shall be made first to ABR Loans and second to Eurodollar Loans. Each prepayment of the Loans under
Section 2.11 (except in the case of Revolving Credit Loans that are ABR Loans and Swing Line Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          (e) All unpaid amounts owing hereunder shall be due and payable on April 22, 2005.

          2.12  Conversion and Continuation Options. (a)  The Borrowers may
                -----------------------------------
elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least one Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be
               --------
made on the last day of an Interest Period with respect thereto. The Borrowers may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be
                  --------
converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrowers giving irrevocable notice to the

Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a
                                       --------
particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrowers shall fail to give any
              --------  -------
required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          2.13  Minimum Amounts and Maximum Number of Eurodollar Tranches.
                ---------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

          2.14  Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan
                --------------------------------
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

          (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.14 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to
----
ABR Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a
                                              ----
portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other
                                      ----
amounts that do not relate to a particular Facility, the ABR plus 3.25%), in
                                                             ----
each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section
      --------
2.14 shall be payable from time to time on demand.

          2.15  Computation of Interest and Fees.  (a)  Interest, fees and
                --------------------------------
commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrowers, deliver to the Borrowers a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

          2.16  Inability to Determine Interest Rate.  If prior to the first day
                ------------------------------------
of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility that were to have been continued as such on such first day shall be converted on such day to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrowers have the right to convert Loans under the relevant Facility to Eurodollar Loans.

          2.17  Pro Rata Treatment and Payments.  (a)  Each borrowing by the
                -------------------------------
Borrowers from the Lenders hereunder, each payment by the Borrowers on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Loan Percentages,
        --- ----
Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders.

          (b) Each payment (including each prepayment) by a Borrower on account of principal of and interest on the Tranche A Term Loans or the Tranche B Term Loans shall be made pro rata according to the respective outstanding principal
                    --- ----
amounts of such Term Loans of such Borrower then held by the relevant Term Loan Lenders (except as otherwise provided in paragraph (d) below). The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Tranche A Term Loans and Tranche B Term Loans, as the case may be, pro rata based upon the then remaining principal amount
                 --- ----
thereof.  Amounts prepaid on account of the Term Loans may not be reborrowed.

          (c) Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the
--- ----
Revolving Credit Loans then held by the Revolving Credit Lenders.

          (d) Notwithstanding anything to the contrary in Section 2.11(d) or 2.17, with respect to the amount of any mandatory prepayment described in
Section 2.11 that is allocated to Tranche B Term Loans (such amounts, the "Tranche B Prepayment Amount"), at any time when Tranche A Term Loans remain
----------------------------
outstanding, the Borrowers will, in lieu of applying such amount to the prepayment of Tranche B Term Loans as provided in Section 2.11, on the date specified in Section 2.11 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as
                 ------------------------
practicable after receiving such notice from the Borrowers, the Administrative Agent will send to each Tranche B Term Loan Lender a Prepayment Option Notice, which shall be in the form of Exhibit G, and shall include an offer by the Borrowers to prepay on the date (each a "Mandatory Prepayment Date") that is 10
                                         -------------------------
Business Days after the date of the Prepayment Option Notice, the relevant Tranche B Term Loans of such Lender by an amount equal to the portion of the Tranche B Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. On the Mandatory Prepayment Date, (i) the Borrowers shall pay to the Administrative Agent the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which Tranche B Term Loan Lenders have accepted prepayment as described above (such Lenders, the "Accepting Lenders"), and such
                                                  -----------------
amount shall be applied to reduce the Tranche B Repayment Amounts with respect to each Accepting Lender and (ii) the Borrowers shall pay to the Administrative Agent an amount equal to the remaining portion of the Tranche B Prepayment Amount not accepted by the Accepting Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans.

          (e) All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in
Section 11.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.17(f) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrowers.

          2.18  Requirements of Law.  (a)  If the adoption of or any change in
                -------------------
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes covered by Section 2.19 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable; provided that the Borrowers
                                                  --------
shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such

Lender notifies the Borrowers of such Lender's intention to claim compensation therefor. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.18, it shall promptly notify the Borrowers (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers (with a copy to the Administrative Agent) of a written request therefor, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrowers shall not be required to compensate a
           --------
Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrowers of such Lender's intention to claim compensation therefor.

          (c) A certificate as to any additional amounts payable pursuant to this Section 2.18 submitted by any Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrowers pursuant to this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.19  Taxes.  (a)  All payments made by the Borrowers under this
                -----
Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts
               ------------------
payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided,
                                                                      --------
however, that the Borrowers shall not be required to (x) increase any such
-------
amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof to the extent such Lender fails to comply with Section 2.19(b) or (y) compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrowers of such Lender's intention to claim compensation therefor. Whenever any Non-Excluded Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall
                                                    ---------------
deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrowers and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.19(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.19(b) that such Non-U.S. Lender is not legally able to deliver.

     (c) In the event the Borrowers make any additional payment to any Lender or the Administrative Agent pursuant to Section 2.19(a) and such Lender or the Administrative Agent, by reason of payment by the Borrowers of any Taxes, obtains a credit against, or return or reduction of, any tax payable by it in, or any other currently realized tax benefit from, a taxing jurisdiction which it would not have enjoyed but for such payment ("Tax Benefit"), such Lender or the
                                              -----------
Administrative Agent shall, to the extent that it can do so without prejudice to the retention of such Tax Benefit, thereupon pay to the Borrowers the amount which, after the deduction of any additional tax savings realized as a result of such payment, shall equal the amount of such Tax Benefit; provided, however,
                                                          --------  -------
that the Borrowers shall not be entitled to require such Lender or the Administrative Agent to supply it with details of its tax position or to inspect any records, including tax returns, of any Lender or the Administrative Agent. The Borrowers agree to reimburse the Administrative Agent and each Lender upon demand for out-of-pocket costs and expenses (other than expenses incurred in connection with the preparation of any tax returns) incurred in connection with any determination required pursuant to this Section 2.19(c).

          2.20  Indemnity.  The Borrowers agree to indemnify each Lender and to
                ---------
hold each Lender harmless from any loss or expense (other than any loss of Applicable Margin) which such Lender reasonably may sustain or incur as a consequence of (a) default by the Borrowers in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrowers in making any prepayment after the Borrowers have given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be based upon the amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as
                                            ----
reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.20 submitted to the Borrowers by any Lender shall be presumptively correct in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.21  Change of Lending Office.  Each Lender agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such
                                                   --------
designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.21 shall
                  --------  -------
affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

          2.22  Replacement of Lenders under Certain Circumstances.  The
                --------------------------------------------------
Borrowers shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any
             --------
Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall not have eliminated the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrowers shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the

Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.6 (provided that the Borrowers shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrowers shall pay all additional amounts (if any) required pursuant to Section
2.18 or 2.19, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights which the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.

                         SECTION 3.  LETTERS OF CREDIT

          3.1  L/C Commitment.  (a)  Subject to the terms and conditions hereof,
               --------------
the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters
                                                                         -------
of Credit") for the account of either Borrower on any Business Day during the
---------
Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no
                            --------
obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Scheduled Revolving Credit Termination Date, provided that any Letter of Credit with a
                                   --------
one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
(y) above).

          (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2  Procedure for Issuance of Letter of Credit.  The Borrowers may
               ------------------------------------------
from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrowers. The Issuing Lender shall furnish a copy of such Letter of Credit to the relevant Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

          3.3  Commissions, Fees and Other Charges.  (a)  The Borrowers will pay
               -----------------------------------
a commission on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, each Borrower shall pay to the Issuing Lender for its own account a fronting fee of 1/4 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date with respect to each Letter of Credit issued for the account of such Borrower.

          (b) In addition to the foregoing fees and commissions, the Borrowers shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

          3.4  L/C Participations.  (a)  The Issuing Lender irrevocably agrees
               ------------------
to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the relevant Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro
                                                                         ---
rata share of such payment in accordance with Section 3.4(a), the Issuing Lender
----
receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share
                                                               --- ----
thereof; provided, however, that in the event that any such payment received by
         --------  -------
the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          3.5  Reimbursement Obligation of the Borrowers.  Each Borrower agrees
               -----------------------------------------
to reimburse the Issuing Lender on each date on which the Issuing Lender notifies such Borrower of the date and amount of a draft presented under any Letter of Credit issued for the account of such Borrower and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in Section 2.14(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to either of the Borrowers, in which case the procedures specified in
Section 3.4 for funding by L/C Participants shall apply) constitute a request by the relevant Borrower to the Administrative Agent for a borrowing pursuant to
Section 2.5 of ABR Loans (or, at the option of each of the Administrative Agent and the Swing Line Lender in its respective sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

          3.6  Obligations Absolute.  The Borrowers' obligations under this
               --------------------
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrowers also agree with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrowers' Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of the Issuing Lender. The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender to the Borrowers.

          3.7  Letter of Credit Payments.  If any draft shall be presented for
               -------------------------
payment under any Letter of Credit, the Issuing Lender shall promptly notify the relevant Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

          3.8  Applications.  To the extent that any provision of any
               ------------
Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

               SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Company and the Borrowers hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

          4.1  Financial Condition.  (a)  The unaudited pro forma summary
               -------------------                      --- -----
consolidated balance sheets (including a detailed statement of shareholder's equity) of (i) Details and its consolidated Subsidiaries as at June 30, 1998 (including the notes thereto) (the "Details Pro Forma Balance Sheet") and (ii)
                                    -------------------------------
Holdings and its consolidated Subsidiaries as at June 30, 1998 (including the notes thereto) (the "Holdings Pro Forma Balance Sheet"; and collectively with
                     --------------------------------
the Details Pro Forma Balance Sheet, the "Pro Forma Balance Sheets"), copies of
                                          ------------------------
which have heretofore been furnished to each Lender, have been prepared giving effect (as if such events had occurred on June 30, 1998) to (i) the consummation of the Transaction, (ii) the Indebtedness to be incurred on the Closing Date (including, without limitation, the New Intermediate Holdco Notes) and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheets have been prepared giving consideration, among other factors, to the requirements of Regulation S-X of the Securities Act based on the best information available to Holdings and Details as of the date of delivery thereof, are consistent in all material respects with the forecasts previously delivered to the Lenders and present fairly in all material respects on a pro forma basis the estimated financial position of
                       --- -----
Holdings and its consolidated
Subsidiaries and Details and its consolidated Subsidiaries, as the case may be, as at June 30, 1998, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (b) The audited consolidated balance sheets of Details as at December 31, 1997 and December 31, 1996, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from McGladrey & Pullen, with respect to the 1996 fiscal year, and PricewaterhouseCoopers LLP, with respect to the 1997 fiscal year, present fairly in all material respects the consolidated financial condition of Details as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The audited consolidated balance sheets of DCI as at December 31, 1997 and December 31, 1996, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCooopers LLP present fairly in all material respects the consolidated financial condition of DCI as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Details as at March 31, 1998, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly in all material respects the consolidated financial condition of Details as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). The unaudited consolidated balance sheet of DCI as at March 31, 1998, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly in all material respects the consolidated financial condition of DCI as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firms of accountants and disclosed therein). Neither Details and its Subsidiaries nor DCI and its Subsidiaries have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent audited financial statements referred to in this paragraph (b). During the period from December 31, 1997 to and including the date hereof there has been no Disposition by Details or DCI or any of their respective Subsidiaries of any material part of its business or Property.

          4.2  No Change.  Since December 31, 1997 there has been no development
               ---------
or event which has had or could reasonably be expected to have a Material Adverse Effect.

          4.3  Corporate Existence; Compliance with Law.  Each of DCI, the
               ----------------------------------------
Company and their Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4  Corporate Power; Authorization; Enforceable Obligations.  Each
               -------------------------------------------------------
Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transaction and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, (ii) those consents, authorizations, filings and notices (to the extent material) which have been obtained or made and are in full force and effect and (iii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5  No Legal Bar.  The execution, delivery and performance of this
               ------------
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of DCI, the Company or any of their Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to DCI, the Company or any of their Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          4.6  No Material Litigation.  No litigation, investigation or
               ----------------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company or the Borrowers, threatened by or against DCI, the Company or any of their Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          4.7  No Default.  Neither DCI, the Company nor any of their
               ----------
Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8  Ownership of Property; Liens.  Each of DCI, the Company and each
               ----------------------------
of their Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.3.

          4.9  Intellectual Property.  DCI, the Company and each of their
               ---------------------
Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Company or any Borrower know of any valid basis for any such claim. The use by DCI, the Company and their Subsidiaries of Intellectual Property which is material to the operations of DCI, the Company and their Subsidiaries does not infringe on the rights of any Person in any material respect.

          4.10 Taxes.  Each of DCI, the Company and each of their Subsidiaries
               -----
has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of DCI, the Company or their Subsidiaries, as the case may be); no tax Lien has been filed, and (except as disclosed on Schedule 4.10), to the knowledge of the

Company and the Borrowers, no claim is being asserted, with respect to any such tax, fee or other charge.

          4.11  Federal Regulations.  No part of the proceeds of any Loans will
                -------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

          4.12  Labor Matters. There are no strikes or other labor disputes
                -------------
against DCI, the Company or any of their Subsidiaries pending or, to the knowledge of the Company or the Borrowers, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by, and payment made to, employees of DCI, the Company and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from DCI, the Company or any of their Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of DCI, the Company or such Subsidiary or otherwise disclosed in writing to the Lenders.

          4.13  ERISA.  Neither a Reportable Event nor an "accumulated funding
                -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrowers nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrowers nor any Commonly Controlled Entity would become subject to any material liability under ERISA if either of the Borrowers or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          4.14  Investment Company Act; Other Regulations.  No Loan Party is an
                -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

          4.15  Subsidiaries.  The Subsidiaries listed on Schedule 4.15
                ------------
constitute all the Subsidiaries of DCI and the Company at the date hereof.

          4.16  Use of Proceeds.  The proceeds of the Tranche A Term Loans and
                ---------------
the Tranche B Term Loans shall be used to finance a portion of the Transaction and to pay related fees and expenses. The proceeds of the Revolving Credit Loans, the Swing Line Loans and the Letters of Credit shall be used for working capital needs and general corporate purposes of the Borrowers and their Subsidiaries in the ordinary course of business (including in connection with any acquisition described in Section 7.8(i) or (j)).

          4.17  Environmental Matters.
                ---------------------

          (a) The facilities and properties owned, leased or operated by DCI, the Company or any of their Subsidiaries (the "Real Properties") do not
                                                    ---------------
     contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

          (b) The Real Properties and all operations at the Real Properties are in material compliance, and have in the last five years been in material compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Real Properties or violation of any Environmental Law with respect to the Real Properties or the business operated by DCI, the Company or any of their Subsidiaries (the "Business")
                                                                     --------
     which could materially interfere with the continued operation of the Real Properties or materially impair the fair saleable value thereof. Neither DCI, the Company nor any of their Subsidiaries has assumed any liability of any other Person under Environmental Laws.

          (c) Neither DCI, the Company nor any of their Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Business, nor does the Company or the Borrowers have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to result in the payment of a Material Environmental Amount.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company and the Borrowers, threatened, under any Environmental Law to which DCI, the Company or any of their Subsidiaries is or will be named as a party with respect to the Real Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Real Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

          (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Real Properties, or arising from or related to the operations of DCI, the Company or any of their Subsidiaries in connection with the Real Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

          4.18  Accuracy of Information, etc.  No statement or information
                ----------------------------
(other than the projections and the pro forma financial information described in
                                    --- -----
the immediately following sentence) contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents taken as a whole, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the Closing Date), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma
                                                                 --- -----
financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Details to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties contained in the Transaction Agreement are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          4.19  Security Documents.  (a)  The Guarantee and Collateral Agreement
                ------------------
is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. When financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral and the proceeds thereof, as security for the

Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (other than Liens permitted by Section 7.3).

          (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person.

          4.20  Solvency.  Each Loan Party is, and after giving effect to the
                --------
Transaction and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

          4.21  Senior Indebtedness.  The Obligations constitute "Senior
                -------------------
Indebtedness" of Details under and as defined in the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.

          4.22  Regulation H.  No Mortgage encumbers improved real property that
                ------------
is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 unless such insurance has been obtained.

          4.23  Year 2000 Matters.  The testing and reprogramming required to
                -----------------
permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrowers or any of their Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Borrowers or any of their Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed began to be implemented in February 1998, and the Borrowers have no reason to believe that any such testing and reprogramming required for the Borrowers and their Subsidiaries to be year 2000 compliant will not be completed by June 30, 1999. The costs to the Borrowers and their Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect.

          4.24  Senior Indebtedness.  The Indebtedness consisting of the Term
                -------------------
Loans is being incurred as Indebtedness permitted respectively by the proviso to each of clause (a) of Section 1011 of the Company Indenture and clause (a) of
Section 1010 of the Senior Subordinated Note Indenture. This Agreement replaces the senior secured Credit Agreement, dated as of October 28, 1997 (as amended and restated as of December 5, 1997), among the Company, The Chase Manhattan Bank, as administrative agent and the lenders party thereto. The Revolving Extensions of Credit and the Indebtedness consisting of the Term Loans constitute "Senior Indebtedness" (as defined in each of the Company Indenture and the Senior Subordinated Note Indenture) by virtue of being "Bank Indebtedness" (as so defined in said indentures).

                       SECTION 5.  CONDITIONS PRECEDENT

          5.1   Conditions to Initial Extension of Credit. The agreement of each
                -----------------------------------------
Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a)  Loan Documents.  The Administrative Agent shall have received (i)
               --------------
     this Agreement, executed and delivered by a duly authorized officer of the Company and the Borrowers and (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Company, Details, DCI and each other Subsidiary Guarantor.

          (b)  Transaction, etc.  The following transactions (collectively with
               ----------------
     all other transactions in connection therewith, the "Transaction") shall
                                                          -----------
     have been consummated:

               (i) The current common shareholders of DCI shall each have contributed to Holdings approximately 40% of the common equity of DCI held by each of them (the "40% Shares");
                                     ----------

               (ii) Holdings shall have contributed the 40% Shares to New Intermediate Holdco;

               (iii) New Intermediate Holdco and investment funds managed by Bain Capital each shall have contributed all of the common equity of DCI then held by each of them to a Wholly Owned Subsidiary of New Intermediate Holdco, a newly formed Delaware corporation, Details Merger Corp. I ("MergerCo I"), and in return shall have received an
                           ----------
          equal number of shares of the common equity of MergerCo I;

               (iv) MergerCo I shall have merged with and into DCI, the holders of all of the outstanding common equity of DCI (other than that held by Bain Capital and MergerCo I) shall have received an aggregate amount of approximately $67,000,000 in exchange for the cancellation of such common equity, the holders of the Class A Preferred Stock of DCI shall have received an aggregate amount of approximately $12,316,000 in exchange for the cancellation of such Class A Preferred Stock and the Class B Preferred Stock of DCI (the "DCI Preferred Stock") will remain outstanding;
           -------------------

               (v) New Intermediate Holdco shall have received not less than $33,000,000 in net proceeds from the issuance of the New Intermediate Holdco Notes, which proceeds shall be lent to DCI, in each case, on terms and conditions reasonably satisfactory to the Administrative Agent; and

               (vi) The transactions undertaken pursuant to clauses (i) through (v) above shall be undertaken pursuant to the Transaction Documents and in form and substance consistent with the terms previously disclosed to the Administrative Agent in writing and on other terms reasonably satisfactory to the Lenders.

          (c)  Pro Forma Balance Sheets; Financial Statements.  The Lenders
               ----------------------------------------------
     shall have received (i) the Pro Forma Balance Sheets, (ii) audited consolidated financial statements of each of Details and DCI for the 1997 and 1996 fiscal years and (iii) unaudited interim consolidated financial statements of each of Details and DCI for each fiscal quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of Details or DCI, as reflected in the financial statements or projections previously distributed by Details to the Administrative Agent or the Lenders in writing or which are contained in the Confidential Information Memorandum.

          (d)  Business Plan.  The Lenders shall have received a satisfactory
               -------------
     written business plan for each fiscal year through the scheduled final maturity of the Tranche B Term Loans.

          (e)  Capitalization.  The capitalization and structure of Holdings and
               --------------
     each of its Subsidiaries after giving effect to the Transaction shall be consistent with the capitalization and structure previously disclosed to the Lenders in writing.

          (f)  Payment of Outstanding Indebtedness.  Each of Details and DCI
               -----------------------------------
     shall have repaid its outstanding bank indebtedness in an aggregate principal amount approximately equal to $106,100,000 and $64,725,000, respectively, and the terms and conditions of any indebtedness of Details and DCI to remain outstanding after the Closing Date shall be reasonably satisfactory to the Administrative Agent.

          (g)  Lien Searches.  The Administrative Agent shall have received the
               -------------
     results of a recent lien search in each of the jurisdictions where assets of Holdings or any of its Subsidiaries are located, and such search shall reveal no liens on any of the assets of Holdings or any of its Subsidiaries except for liens permitted by Section 7.3 and liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

          (h)  Closing Certificate.  The Administrative Agent shall have
               -------------------
     received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (i)  Legal Opinions.  The Administrative Agent shall have received the
               --------------
     following executed legal opinions:

               (i) the legal opinion of Ropes & Gray, counsel to the Company and its Subsidiaries, substantially in the form of Exhibit E;

               (ii) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Transaction Agreement, accompanied by a reliance letter in favor of the Lenders; and

               (iii) the legal opinion of local counsel in California and of such other special and local counsel as may be required by the Administrative Agent.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (j)  Filings, Registrations and Recordings.  Each document (including,
               -------------------------------------
     without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

          (k)  Solvency Opinion.  The Administrative Agent shall have received a
               ----------------
     satisfactory solvency opinion from Murray, Devine & Co. which shall document the solvency of the Company and its Subsidiaries on a consolidated basis after giving effect to the Transaction, the financing thereof and the other transactions contemplated hereby.

          (l)  Insurance.  The Administrative Agent shall have received
               ---------
     insurance certificates satisfying the requirements of Section 5.2 of the Guarantee and Collateral Agreement.

          (m)  Environmental Audit.  The Lenders shall have received a
               -------------------
     satisfactory environmental audit with respect to the real property owned or leased by DCI and its Subsidiaries from a firm satisfactory to the Administrative Agent.

          (n)  Transaction Documents.  The Company and its Subsidiaries and
               ---------------------
     Affiliates (i) shall not be in breach or violation of any of their obligations under the Transaction Documents and (ii) shall not be subject to any Requirements of Law or Contractual Obligations that would be violated by the Transaction and none of the provisions of any of the Transaction Documents shall have been amended, modified or waived in any material respect without the written consent of the Administrative Agent.

          (o)  Transaction Fees and Expenses.  The fees and expenses to be
               -----------------------------
     incurred in connection with the Transaction and the financing thereof shall not exceed $12,750,000 in the aggregate.

          (p)  Financial Ratios.  The Administrative Agent shall be satisfied
               ----------------
     that (i) the Consolidated Leverage Ratio as at the Closing Date shall not be greater than 5.40 to 1.0 and (ii) the "Consolidated Coverage Ratio" of Details and its "Restricted Subsidiaries" (all as defined in the Senior Subordinated Note Indenture) as at the Closing Date shall be at least 2.00 to 1.0, and Details shall provide support for such calculations which is reasonably satisfactory to the Administrative Agent (giving consideration, among other factors, to the requirements of Regulation S-X of the Securities Act).

          5.2  Condition to Loans on the Second Closing Date.  The agreement of
               ---------------------------------------------
each Lender to make the Loans to be made by it on the Second Closing Date is subject to the satisfaction prior to or concurrently with the making of such Loans on the Second Closing Date, of the following additional conditions precedent:

          (a) New Intermediate Holdco shall have contributed all of the common equity owned by it in DCI to a wholly owned subsidiary of New Intermediate Holdco, a newly formed Delaware corporation, Details Merger Corp. II ("MergerCo II");
       -----------

          (b) MergerCo II shall have merged with and into DCI and investment funds managed by Bain Capital holding shares of common equity of DCI shall have received an aggregate amount of approximately $23,000,000 in exchange for the cancellation of such common equity;

          (c) New Intermediate Holdco shall then contribute all of the common equity of DCI to the Company which will then contribute all of such common equity to Details; and

          (d) The transactions undertaken pursuant to clauses (a) through (c) above shall be undertaken pursuant to the Transaction Documents and in form and substance consistent with the terms previously disclosed to the Administrative Agent in writing and on other terms reasonably satisfactory to the Lenders.

          5.3  Conditions to Each Extension of Credit.  The agreement of each
               --------------------------------------
Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit on the Closing Date and any extension of credit on the Second Closing Date) is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

          (b)  No Default.  No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrowers hereunder shall constitute a representation and warranty by the Borrowers as of the date of such extension of credit that the conditions contained in this
Section 5.3 have been satisfied.

                       SECTION 6.  AFFIRMATIVE COVENANTS

          The Company and the Borrowers hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of the Company and the Borrowers shall and shall cause each of their Subsidiaries to:

           6.1 Financial Statements.  Furnish to the Administrative Agent for
               --------------------
distribution to each of the Lenders:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of New Intermediate Holdco and Details, a copy of the audited consolidated balance sheet of New Intermediate Holdco and its consolidated Subsidiaries and Details and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of New Intermediate Holdco and Details, the unaudited consolidated balance sheet of New Intermediate Holdco and its consolidated Subsidiaries and Details and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c) as soon as available, but in any event not later than 30 days after the end of each month occurring during each fiscal year of New Intermediate Holdco and Details (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of New Intermediate Holdco and its consolidated Subsidiaries and Details and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except (x) as approved by such accountants or officer, as the case may be, and disclosed therein and (y) in the case of the financial statements delivered pursuant to clauses (b) and (c) above, for the absence of footnotes).

          6.2  Certificates; Other Information.  Furnish to the Administrative
               -------------------------------
Agent for distribution to each of the Lenders, or, in the case of clause (g), to the relevant Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under the financial covenants set forth in
     Section 7.1, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has in all material respects observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information necessary for determining compliance by the Company and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of Details, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

          (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of Details, a detailed consolidated budget for the then-current fiscal year (including a projected consolidated balance sheet of Details and its Subsidiaries as of the end of such then-current fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a
      -----------
     certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) within 45 days after the end of each fiscal quarter of Details, a narrative discussion and analysis of the financial condition and results of operations of Details and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

          (e) no later than 3 Business Days prior to the effectiveness thereof (or, to the extent that the consent of all or any portion of the Lenders is required hereunder in connection with such amendment, supplement, waiver or modification, no later than 10 Business Days prior to the effectiveness thereof), copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Company Indenture, the Senior Subordinated Note Indenture, the New Intermediate Holdco Note Purchase Agreement or the Transaction Agreement;

          (f) within five days after the same are sent, copies of all financial statements and reports which Holdings, the Company or Details sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which Holdings, the Company or Details may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at
               ----------------------
or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

          6.4  Conduct of Business and Maintenance of Existence, etc.  1  (a)
               ------------------------------------------------------
(i) Continue to engage in business of the same general type as now conducted by it, (ii) preserve, renew and keep in full force and effect its corporate existence and (iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (iii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and1 (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5  Maintenance of Property; Insurance.  (a)  Keep all Property
               ----------------------------------
useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          6.6  Inspection of Property; Books and Records; Discussions.  (a)
               ------------------------------------------------------
Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit, upon two Business Days' prior notice to the chief financial officer or other Responsible Officer of the Company or Details (except when a Default or Event of Default has occurred and is continuing, in which case, no notice shall be required), representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants; provided
                                                                    --------
that all such visits and inspections shall be coordinated through the Administrative Agent.

           6.7  Notices.  Promptly give notice to the Administrative Agent and
                -------
each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any litigation, investigation or proceeding which may exist at any time affecting Holdings or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

          (c) the following events, as soon as possible and in any event within 30 days after Details knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Details or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (d) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company or the relevant Subsidiary of the Company proposes to take with respect thereto.

          6.8  Environmental Laws.  (a)  Comply in all material respects with,
               ------------------
and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

          6.9   Interest Rate Protection. In the case of Details, within 90 days
                ------------------------
after the Closing Date, enter into Interest Rate Protection Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the Senior Subordinated Notes and the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Interest Rate Protection Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

          6.10  Additional Collateral, etc.  (a)  With respect to any Property
                --------------------------
acquired after the Closing Date by the Company or any of its Subsidiaries (other than (x) any Property described in paragraph (b), (c) or (d) below and (y) any Property subject to a Lien expressly permitted by Section 7.3(g)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

          (b) With respect to any fee interest in any real estate having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by the Company or any of its Subsidiaries (other than any such real estate subject to a Lien expressly permitted by Section 7.3(g)), promptly upon request of the Administrative Agent or the Required Lenders (i) execute and deliver a first priority Mortgage or deed of trust, as the case may be, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real estate, in form and substance reasonably satisfactory to the Administrative Agent, (ii) if requested by the Administrative Agent, provide the Lenders with
(x) title and extended coverage insurance covering such real estate in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by the Company (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary) or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Company or any of its Subsidiaries, (ii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Company or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Company or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          6.11  DCI Drop Down.  No later than the Second Closing Date, New
                -------------
Intermediate Holdco shall contribute the note of DCI evidencing the loan referred to in Section 5.1(b)(v) to the capital of DCI and, except for the DCI Preferred Stock, shall cause DCI to be a Wholly Owned Subsidiary of Details as a result of the transactions referred to in Section 5.2.

          6.12  Mortgages, etc.  Within 30 days after the Closing Date (which
                --------------
period may be extended by the Administrative Agent for up to an additional 30 days):

          (i) The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

          (ii) If requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (iii) below (the "Title Insurance Company")
                                                    -----------------------
     shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites;
     (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Properties are located.

          (iii) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall
     (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

          (iv) If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and
     (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

          (v) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Properties.

                        SECTION 7.  NEGATIVE COVENANTS

          The Company and the Borrowers hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of the Company and the Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly:

          7.1  Financial Condition Covenants.
               -----------------------------

          (a)  Consolidated Leverage Ratio.  Permit the Consolidated Leverage
               ---------------------------
Ratio as at the last day of any period of four consecutive fiscal quarters of Details ending during any period set forth below to exceed the ratio set forth below opposite such period:

                                                       Consolidated
        Period                                         Leverage Ratio
        ------                                         --------------
     Closing Date through December 30, 1999             6.00 to 1.0
     December 31, 1999 through September 29, 2000       5.25 to 1.0
     September 30, 2000 through September 29, 2001      4.50 to 1.0
     September 30, 2001 through September 29, 2002      4.00 to 1.0
     September 30, 2002 through September 29, 2003      3.50 to 1.0
     September 30, 2003 through thereafter              3.00 to 1.0

          (b)  Consolidated Interest Coverage Ratio.  Permit the Consolidated
               ------------------------------------
Interest Coverage Ratio for any period of four consecutive fiscal quarters of Details ending during any period set forth below to be less than the ratio set forth below opposite such period:

                                                     Consolidated Interest
        Period                                           Coverage Ratio
        ------                                       ----------------------
     Closing Date through September 29, 1999               1.75 to 1.0
     September 30, 1999 through September 29, 2000         1.85 to 1.0
     September 30, 2000 through September 29, 2001         2.25 to 1.0
     September 30, 2001 through September 29, 2002         2.50 to 1.0
     September 30, 2002 through September 29, 2003         2.75 to 1.0
     September 30, 2003 through thereafter                 3.00 to 1.0

          (c)  Consolidated Fixed Charge Coverage Ratio.  Permit the
               ----------------------------------------
Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters (commencing with the period of four consecutive fiscal quarters ending on December 31, 1998) of Details to be less than 1.05 to 1.0.

          (d)  Minimum EBITDA.  Permit Consolidated EBITDA for any fiscal year
               --------------
set forth below to be less than the amount set forth opposite such fiscal year:

                                                Consolidated
                    Fiscal Year                   EBITDA
                    -----------                 ------------

                    1998                        60,000,000
                    1999                        67,500,000
                    2000                        75,000,000
                    2001                        80,000,000
                    2002                        85,000,000
                    2003                        90,000,000
                    2004                        90,000,000
                    2005                        90,000,000

          7.2  Limitation on Indebtedness.  Create, incur, assume or suffer to
               --------------------------
exist (in each case, to "Incur") any Indebtedness or issue any Preferred Stock,
                         -----
except:

          (a)  Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of Details to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to Details or any other Subsidiary;

          (c) Indebtedness secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $4,000,000 at any one time outstanding;

          (d) Capital Lease Obligations existing on the date hereof and other Capital Lease Obligations, which other Capital Lease Obligations shall not exceed $10,000,000 aggregate principal amount at any one time outstanding;

          (e)  Indebtedness outstanding on the date hereof and listed on
     Schedule 7.2(e) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof);

          (f) guarantees made in the ordinary course of business by Details or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

          (g) (i) Indebtedness of Details in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $100,000,000 and (ii) Indebtedness of the Company in respect of the Company Zeros in an aggregate, unaccreted principal amount not to exceed $60,100,000;

          (h) Indebtedness of the Company evidenced by the increase in the principal amount of the Company Zeros in connection with the payment in kind of interest thereon prior to the fifth anniversary of the Closing Date;

          (i) Indebtedness of a Person which becomes a Subsidiary after the date hereof; provided, that (i) such Indebtedness existed at the time such
                  --------
     Person became a Subsidiary and was not created in anticipation of the acquisition and (ii) such Indebtedness was not created in contemplation of such Person becoming a Subsidiary;

          (j) Indebtedness of Details and its Subsidiaries on account of the deferred purchase price for acquisitions of Capital Stock and assets permitted pursuant to Section 7.8;

          (k) guarantees made by Subsidiaries of Details on account of the Senior Subordinated Notes; provided, that such guarantees are subordinated
                                --------
     to the obligations of such Subsidiaries under the Guarantee and Collateral Agreement and the other Security Documents upon terms satisfactory to the Administrative Agent;

          (l) (i) the DCI Preferred Stock and (ii) any other Preferred Stock which is not redeemable and is not convertible into debt obligations of the Company or any of its Subsidiaries, in each case, during the term of this Agreement, the dividends with respect to which are payable only in kind and the other terms and conditions of which are reasonably satisfactory to the Administrative Agent; and

          (m) additional Indebtedness of Details or any of its Subsidiaries in an aggregate principal amount (for Details and all Subsidiaries) not to exceed $20,000,000 at any one time outstanding.

          7.3  Limitation on Liens.  Create, incur, assume or suffer to exist
               -------------------
any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of Details or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) Liens in existence on the date hereof listed on Schedule 7.3(e), securing Indebtedness permitted by Section 7.2(e), provided that no such
                                                        --------
     Lien is spread to cover any
additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (f) zoning restrictions, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of Details or any of its Subsidiaries;

          (g) Liens securing Indebtedness of Details or any of its Subsidiaries incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially
                     --------
     simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (h)  Liens created pursuant to the Security Documents;

          (i) any interest or title of a lessor under any lease entered into by Details or any Subsidiary in the ordinary course of its business and covering only the assets so leased (including, without limitation, with respect to the capital leases of Details' principal manufacturing facility and related equipment and covering only such facility and related equipment); and

          (j) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to Details and all Subsidiaries) $4,000,000 at any one time outstanding.

          7.4  Limitation on Fundamental Changes.  Enter into any merger,
               ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its Property or business, or make any material change in its present method of conducting business, except:

          (a) any Subsidiary of Details may be merged or consolidated with or into Details (provided that Details shall be the continuing or surviving
                   --------
     corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the
      --------
     continuing or surviving corporation);

          (b) Details or any of its Subsidiaries may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Details or any Wholly Owned Subsidiary Guarantor; and

          (c) any Person may be merged or consolidated with or into Details or any of its Subsidiaries pursuant to an investment permitted subsection 7.8(i) or (j) (provided that Details or the applicable Subsidiary shall be
                    --------
     the continuing or surviving corporation).

          7.5  Limitation on Sale of Assets.  Dispose of any of its Property or
               ----------------------------
business (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of property or assets that are no longer used or useful in the ordinary course of business;

          (b)  the sale of inventory in the ordinary course of business;

          (c)  Dispositions permitted by Section 7.4(b);

          (d) the sale or issuance of any Subsidiary's Capital Stock to Details or any Wholly Owned Subsidiary Guarantor;

          (e) Details and its Subsidiaries may, in the ordinary course of business, license Intellectual Property to third Persons and to one another, so long as each such license does not otherwise prohibit the granting of a Lien by Details or any of its Subsidiaries pursuant to the Security Documents in the Intellectual Property which is the subject of such license; and

          (f) the sale of other assets having a fair market value not to exceed $10,000,000 in the aggregate for any fiscal year of Details.

          7.6  Limitation on Dividends.  Declare or pay any dividend (other than
               -----------------------
dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Details or any of its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Details or any of its Subsidiaries (collectively, "Restricted
                                                                  ----------
Payments"), except that:
--------

          (a) any Subsidiary may make Restricted Payments to Details or any Wholly Owned Subsidiary Guarantor;

          (b) any payments made to the former shareholders of Holdings pursuant to Section 1.11 of the Recapitalization Agreement;

          (c) any payments on the DCI Preferred Stock on the terms in existence on the date hereof and any payments of Deferred Payment Amounts;

          (d) so long as no Default or Event of Default shall have occurred and be continuing, Details may pay dividends to the Company to permit the Company to pay dividends directly, or indirectly through the Company or New Intermediate Holdco, to Holdings to permit Holdings to (i) purchase Holdings' common stock or common stock options from present or former officers or employees of Holdings or any of its Subsidiaries upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate
     --------
     amount of payments under this clause (i) shall not exceed $4,000,000 during any fiscal year of Details and $10,000,000 during the term of this Agreement, net, in any case, of any proceeds received by Holdings and contributed to Details in connection with resales of any common stock or common stock options so purchased during the relevant period and (ii) pay management fees to Bain Capital and Bain Affiliates expressly permitted by
     Section 7.10(iii); and

          (e) Details may pay dividends to the Company to permit the Company, New Intermediate Holdco or Holdings to (i) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $500,000 in any fiscal year, (ii) pay any taxes which are due and payable by Holdings as part of a consolidated group of which the Company, New Intermediate Holdco and Details are members (provided that the amount of such dividends shall
                              --------
     not exceed the lesser of (x) the actual cash tax liability of Holdings which is then due and payable to Governmental Authorities and (y) the cash tax liability which would be owing by the Company and its Subsidiaries to Governmental Authorities on a stand-alone basis), (iii) pay fees and expenses (other than to Affiliates) relating to the Company Zeros and the New Intermediate Holdco Notes, (iv) beginning no earlier than July 2002, pay interest in cash on the Company Zeros, (v) no earlier than December 2003 and so long as no Default or Event of Default shall have occurred and be continuing, make all or any portion of the AHYDO Payment; provided, that
                                                                  --------
     (w) prior to Details making the dividend to permit all or any portion of the AHYDO Payment to be made, Details shall provide a certificate to the Administrative Agent, certifying that on a pro forma basis, after giving effect to such dividend it is in compliance with all of the covenants contained in Section 7.1, (x) the Borrower shall not be permitted to borrow under the Revolving Credit Facility to finance such dividend and (y) the amount of such dividend shall not exceed the lesser of (I) the then unused Permitted Expenditure Amount plus $7,500,000 and (II) $35,000,000, and (vi) after the date of the AHYDO Payment, pay interest in cash on the New Intermediate Holdco Notes.

          7.7  Limitation on Capital Expenditures.  Make or commit to make (by
               ----------------------------------
way of the acquisition of securities of a Person or otherwise) any Capital Expenditure, except Capital Expenditures of Details and its Subsidiaries in the ordinary course of business not exceeding in any fiscal year of Details the amount set forth below opposite such fiscal year (the "Base CapEx Amount") plus
                                                       -----------------   ----
the then unused Permitted Expenditure Amount:

          Fiscal Year                          Base CapEx Amount
          -----------                          -----------------

          1998                                 $20,000,000

          1999                                 $20,000,000

          2000                                 $22,500,000

          2001                                 $25,000,000

          2002                                 $27,500,000

          2003                                 $30,000,000

          2004                                 $30,000,000

          2005                                 $32,500,000

; provided, that (i) up to 50% of the Base CapEx Amount not expended in the
  --------
fiscal year for which it is permitted may be carried over for expenditure in the next succeeding fiscal year, and (ii) Capital Expenditures made during any fiscal year shall be deemed made, first, in respect of the Base CapEx
                                  -----

Amount permitted for such fiscal year as provided above and, second, in respect
                                                             ------
of any portion of such Base CapEx Amount carried over from the prior fiscal year pursuant to subclause (i) above; provided, further, that notwithstanding the
                                 --------  -------
foregoing, Details and its Subsidiaries may make Capital Expenditures (which Capital Expenditures shall not be included in the amount of Capital Expenditures permitted to be made pursuant to this Section 7.7 without giving effect to this second proviso) with Reinvestment Deferred Amounts.

          7.8  Limitation on Investments, Loans and Advances.  Make any advance,
               ---------------------------------------------
loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person, except:

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c)  Guarantee Obligations permitted by Section 7.2;

          (d) loans and advances to employees of the Company and its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Company and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

          (e) (i) the Company may acquire and hold obligations of one or more officers or other employees of the Company or its Subsidiaries in connection with such officers' or employees' acquisition of shares of common stock of Holdings so long as no cash is paid by the Company or any of its Subsidiaries in connection with the acquisition of any such obligations, (ii) the Borrower may lend up to $1,000,000 in an aggregate principal amount at any one time outstanding to officers and employees of the Company and its Subsidiaries on or after the date on which any such officers and employees exercise their options to purchase common stock of Holdings issued to them in connection with the Transaction so long as the proceeds of such loans are promptly used by such officers and employees to pay taxes payable by them as a result of such exercise and (iii) investments consisting of loans by the Borrower or its Subsidiaries to employees of the Company or its Subsidiaries, not exceeding (x) $650,000 in the aggregate for loans made in connection with the Transaction or the transactions contemplated by the Recapitalization Agreement and (y) $2,000,000 for loans made after the Closing Date, in each case, in aggregate principal amount at any time outstanding and made solely for the purpose of funding purchases by such employees of common stock of Holdings;

          (f)  the Transaction;

          (g) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases;

          (h) investments by the Company or any of its Subsidiaries in Details or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor;

          (i) Details and its Subsidiaries may acquire all or substantially all of the Capital Stock or assets of any Person or business unit of a Person; provided that (i) no Default or Event of Default has occurred and
             --------
     is continuing or would result therefrom, (ii) the Company would have been in compliance, on a pro forma basis, with each of the financial covenants contained in Section 7.1 if such acquisition had been made on the first day of the most recently completed period of calculation thereof, (iii) the aggregate consideration (including the aggregate principal amount of Indebtedness which is incurred, assumed or guaranteed, the aggregate amount of any deferred consideration and the fair market value of any non-cash consideration) paid on account of all such acquisitions which are consummated after the Closing Date does not exceed the sum of $30,000,000 and the then unused Permitted Expenditure Amount; and

          (j)   in addition to investments otherwise expressly permitted by this
     Section 7.8, investments by Details or any of its Subsidiaries in an aggregate amount (valued at cost, but net of returns of capital from such investments) not to exceed during the term of this Agreement the sum of $10,000,000 and the then unused Permitted Expenditure Amount on the date upon which such investment is made.

          7.9   Limitation on Optional Payments and Modifications of Debt
                ---------------------------------------------------------
Instruments, etc.  (a) Make or offer to make any payment, prepayment, repurchase
-----------------
or redemption of or otherwise defease or segregate funds with respect to the Senior Subordinated Notes, the Company Zeros or the New Intermediate Holdco Notes (other than scheduled interest payments required to be made in cash and the AHYDO Payment), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes, the Senior Subordinated Note Indenture, the Company Zeros, the Company Indenture, the New Intermediate Holdco Notes or the New Intermediate Holdco Note Purchase Agreement (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon or (ii) is not adverse in any respect to the interests of the Lenders in the reasonable opinion of the Administrative Agent in its sole discretion) or (c) designate any Indebtedness as "Designated Senior Indebtedness" for the purposes of the Senior Subordinated Note Indenture.

          7.10  Limitation on Transactions with Affiliates.  Enter into any
                ------------------------------------------
transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Company, Details or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) not otherwise prohibited under this Agreement and (b) upon fair and reasonable terms no less favorable to the Company, Details or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided, that the
                                                            --------
following transactions shall not be prohibited:

          (i) the Transaction and the payment of fees to Bain Capital and/or Bain Affiliates and to Celerity Partners I, L.P. and Celerity Management Co. in connection with the Transaction in an aggregate amount with respect to all such fees not to exceed $4,500,000;

          (ii)  in connection with any acquisition consummated pursuant to
     Section 7.8(i) or (j), the payment to Bain Capital and/or Bain Affiliates of a fee in an amount not to exceed 2% of the aggregate consideration paid by the Company and its Subsidiaries on account of such acquisition;

          (iii) so long as no Default or Event of Default shall have occurred and is continuing, the payment, on a quarterly basis, of management fees to Bain Capital and/or the Bain Affiliates in an aggregate amount (for all such Persons taken together) not to exceed $375,000 in any fiscal quarter of Details; provided that the portion of such fee which accrued but was not
                 --------
     payable during the existence and continuance of such Default or Event of Default shall be permitted to be paid at such time as all Defaults and Events of Default have been cured or waived; and

          (iv) the reimbursement of Bain Capital and/or the Bain Affiliates for their reasonable out-of-pocket expenses incurred by them in connection with performing management services to Details and its Subsidiaries.

Notwithstanding anything to the contrary contained in this Section 7.10, at no time will the Company or any of its Subsidiaries make any payments to Bain Capital and/or any of its Affiliates in an amount which would exceed that amount permitted to be paid pursuant to the Senior Subordinated Note Indenture, the Company Indenture or the New Intermediate Note Indenture at such time.

          7.11  Limitation on Sales and Leasebacks.  Enter into any arrangement
                ----------------------------------
with any Person providing for the leasing by the Company or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary.

          7.12  Limitation on Changes in Fiscal Periods.  Permit the fiscal year
                ---------------------------------------
of the Company or either of the Borrowers to end on a day other than December 31 or change the Company's or the Borrowers' method of determining fiscal quarters.

          7.13  Limitation on Negative Pledge Clauses.  Enter into or suffer to
                -------------------------------------
exist or become effective any agreement which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

          7.14  Limitation on Restrictions on Subsidiary Distributions.  Enter
                ------------------------------------------------------
into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Details to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, Details or any other Subsidiary of Details, (b) make loans or advances to Details or any other Subsidiary of Details or (c) transfer any of its assets to Details or any other Subsidiary of Details, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

          7.15  Limitation on Lines of Business.  Enter into any business,
                -------------------------------
either directly or through any Subsidiary, except for those businesses in which the Borrowers and their Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

          7.16  Limitation on Amendments to Transaction Documents.  (a)  Amend,
                -------------------------------------------------
supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Recapitalization Agreement or any of the Transaction Documents.

          7.17  Limitation on Activities of the Company.  In the case of the
                ---------------------------------------
Company and notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of Details and the transitory ownership of the Capital Stock of DCI, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, other than (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party, (iii) the Company Zeros and the Company Indenture and (iv) obligations with respect to its Capital Stock, or (c) own, lease, manage or otherwise operate any properties or assets (including cash and Cash Equivalents), other than Capital Stock of Details and the transitory ownership of the Capital Stock of DCI and cash received in connection with dividends made by Details in accordance with Section 7.6 pending application in the manner contemplated by said Section.


                         SECTION 8.  EVENTS OF DEFAULT


          If any of the following events shall occur and be continuing:

          (a) The Borrowers shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrowers shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within three days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Company and the Borrowers only), Section 6.12 or in Section 7; or

          (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and (to the extent that such default is susceptible of remedy) such default shall continue unremedied for a period of 30 days after the earlier of (x) the date upon which the Borrowers knows or should reasonably be expected to know of the existence of such default or (y) the date upon which either of the Borrowers receives notice of such event from the Administrative Agent or any Lender; or

          (e) Holdings or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition
                                    --------
     described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $2,000,000; or

          (f) (i) Holdings or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or
     (iv) Holdings or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of either of the Borrowers or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) either of the Borrowers or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $2,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (k)  A Change of Control or a Specified Change of Control shall occur;
     or

          (l) (i) After the Second Closing Date, other than with respect to the DCI Preferred Stock, Details shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in DCI's capital stock, free of Liens except Liens created by the Guarantee and Collateral Agreement, (ii) the Company shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in Details's capital stock, free of Liens except Liens created by the Guarantee and Collateral Agreement, (iii) New Intermediate Holdco shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the Company's capital stock, free of Liens or (iv) Holdings shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in New Intermediate Holdco's capital stock, free of Liens; or

          (m) Holdings or New Intermediate Holdco shall (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of New Intermediate Holdco or the Company, as the case may be and, in the case of New Intermediate Holdco, the ownership of the Capital Stock of DCI and the making of the loan referred to in Section 5.1(b)(iii) prior to the Second Closing Date, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, other than (i) nonconsensual obligations imposed by operation of law, (ii) in the case of New Intermediate Holdco, the New Intermediate Holdco Notes, (iii) obligations with respect to its Capital Stock, (iv) in the case of Holdings or New Intermediate Holdco, Indebtedness incurred to finance AHYDO Payment and (v) the obligations of Holdings under its cash bonus plan on terms in existence on the date hereof, or (c) own, lease, manage or otherwise operate any properties or assets (including cash and Cash Equivalents), other than Capital Stock of New Intermediate Holdco or the Company, as the case may be, or, in the case of New Intermediate Holdco, the Capital Stock of DCI prior to the Second Closing Date, and cash received directly or indirectly in connection with dividends paid by Details in accordance with Section 7.6 pending application in the manner contemplated by said Section; or

          (n) The Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to either of the Borrowers, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either of both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.


                     SECTION 9.  THE ADMINISTRATIVE AGENT

          9.1  Appointment.  Each Lender hereby irrevocably designates and
               -----------
appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          9.2  Delegation of Duties.  The Administrative Agent may execute any
               --------------------
of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3  Exculpatory Provisions.  Neither the Administrative Agent nor any
               ----------------------
of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing result from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          9.4  Reliance by Administrative Agent.  The Administrative Agent shall
               --------------------------------
be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5  Notice of Default.  The Administrative Agent shall not be deemed
               -----------------
to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, the Company or either of the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the
                                              --------
Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6  Non-Reliance on Agents and Other Lenders.  Each Lender expressly
               ----------------------------------------
acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement.
Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7  Indemnification.  The Lenders agree to indemnify the
               ---------------
Administrative Agent in its capacity as such (to the extent not reimbursed by the Company or the Borrowers and without limiting the obligation of the Company or the Borrowers to do so), ratably according to their respective Revolving Credit Percentages, Tranche A Term Loan Percentages and Tranche B Term Loan Percentages in effect on the date on which indemnification is sought under this
Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided
                                                                       --------
that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which result from the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall have the right to deduct any amount owed to it by any Lender under this Section from any payment made by it to such Lender hereunder. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8  Administrative Agent in Its Individual Capacity.  The
               -----------------------------------------------
Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent was not the Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          9.9  Successor Administrative Agent.  The Administrative Agent may
               ------------------------------
resign as Administrative Agent upon 10 days' notice to the Lenders and Details. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to either of the Borrowers shall have occurred and be continuing) be approved by Details (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          9.10  Authorization to Release Liens.  The Administrative Agent is
                ------------------------------
hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Company or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 11.1.


                            SECTION 10.  GUARANTEE

          10.1  Guarantee. In order to induce the Administrative Agent and the
                ---------
Lenders to execute and deliver this Agreement and to make or maintain the Loans hereunder, and in consideration thereof, from and after the Second Closing Date Details hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by DCI when due (whether at stated maturity, by acceleration or otherwise) of the DCI Obligations, and Details further agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) that may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this Section 10. The guarantee contained in this Section 10, subject to Section 10.5, shall remain in full force and effect until the DCI Obligations are paid in full, the Commitments are terminated and no Letters of Credit are outstanding, notwithstanding that from time to time prior thereto DCI may be free from any DCI Obligations.

          Details agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 10, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Section 10 for such purpose. No payment or payments made by DCI or any other Person or received or collected by the Administrative Agent or any Lender from DCI or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the DCI Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Details under this Section 10 which, notwithstanding any such payment or payments, shall remain liable for the DCI Obligations until, subject to Section 10.5, the DCI Obligations are paid in full, the Commitments are terminated and no Letters of Credit are outstanding.

          10.2  No Subrogation, Contribution, Reimbursement or Indemnity.
                --------------------------------------------------------
Notwithstanding anything to the contrary in this Section 10, Details hereby irrevocably waives all rights that may have arisen in connection with the guarantee contained in this Section 10 to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law), including Section 509 thereof, under common law or otherwise) of the Administrative Agent or any Lender against DCI or against the Administrative

Agent or any Lender for the payment of the DCI Obligations, until the DCI Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have been terminated. Details hereby further irrevocably waives all contractual, common law, statutory and other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against DCI or any other Person that may have arisen in connection with the guarantee contained in this Section 10, until the DCI Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have been terminated. So long as the DCI Obligations remain outstanding, if any amount shall be paid by or on behalf of DCI to Details on account of any of the rights waived in this Section 10.2, such amount shall be held by Details in trust, segregated from other funds of Details, and shall, forthwith upon receipt by Details, be turned over to the Administrative Agent in the exact form received by Details (duly indorsed by Details to the Administrative Agent, if required), to be applied against the DCI Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this Section 10.2 shall survive the term of the guarantee contained in this Section 10 and the payment in full of the DCI Obligations and the termination of the Commitments.

          10.3  Amendments, etc. with respect to the DCI Obligations.  Details
                ----------------------------------------------------
shall remain obligated under this Section 10 notwithstanding that, without any reservation of rights against Details, and without notice to or further assent by Details, any demand for payment of or reduction in the principal amount of any of the DCI Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the DCI Obligations continued, and the DCI Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, any other Loan Document, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the DCI Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the DCI Obligations or for the guarantee contained in this Section 10 or any property subject thereto.

          10.4  Guarantee Absolute and Unconditional.  Details waives any and
                ------------------------------------
all notice of the creation, renewal, extension or accrual of any of the DCI Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 10 or acceptance of the guarantee contained in this Section 10; the DCI Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 10; and all dealings between DCI or Details, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 10. Details waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon DCI or Details with respect to the DCI Obligations. The guarantee contained in this
Section 10 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the DCI Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by DCI against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of DCI or Details) that constitutes, or might be construed to constitute, an equitable or legal discharge of DCI for the DCI Obligations, or of Details under the guarantee contained in this Section 10, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 10 against Details, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against DCI or any other Person or against any collateral security or guarantee for the DCI Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from DCI or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of DCI or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve Details of any liability under this Section 10, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against Details.

          10.5  Reinstatement.  The guarantee contained in this Section 10 shall
                -------------
continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the DCI Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of DCI or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, DCI or any substantial part of its property, or otherwise, all as though such payments had not been made.

          10.6  Payments.  Details hereby agrees that any payments in respect of
                --------
the DCI Obligations pursuant to this Section 10 will be paid to the Administrative Agent without setoff or counterclaim in Dollars at its office specified in Section 11.2.


                           SECTION 11.  MISCELLANEOUS


          11.1  Amendments and Waivers.  Neither this Agreement, any other Loan
                ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment,
              --------  -------
supplement or modification shall (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this
Section 11.1 or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by either of the Borrowers of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iii) reduce the percentage specified in the definition of Majority Facility Lenders without the written consent of all Lenders under each affected Facility; (iv) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (v) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swing Line Lender or (vi) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          11.2  Notices.  All notices, requests and demands to or upon the
                -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company, the Borrowers and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

     The Company and the Borrowers: Details, Inc.
                                    1231 Simon Circle
                                    Anaheim, California  92806
                                    Attention:  Chief Financial Officer
                                    Telecopy:  (714) 630-9438

                                    Dynamic Circuits, Inc.
                                    1831 Tarob Court
                                    Milpitas, California  95035
                                    Attention:  Chief Financial Officer
                                    Telecopy:  (408) 935-9104

          with copies to:     Bain Capital, Inc.
                                    Two Copley Plaza
                                    6th Floor
                                    Boston, Massachusetts  02116
                                    Attention:  David Dominik/Prescott Ashe/
                                                Steve Zide
                                    Telecopy:  (617) 572-3274

                                    Ropes & Gray
                                    One International Place
                                    Boston, Massachusetts  02110
                                    Attention:  Philip J. Smith
                                    Telecopy:  (617) 951-7050

     The Administrative Agent:      The Chase Manhattan Bank
                                    c/o The Loan and Agency Services Group
                                    1 Chase Manhattan Plaza - 8th Floor
                                    New York, New York, 10081
                                    Attention:  Janet Belden
                                    Telecopy:  (212) 552-5658

          with a copy to:     The Chase Manhattan Bank
                                    270 Park Avenue
                                    New York, New York  10017
                                    Attention:  John Huber
                                    Telecopy:  (212) 270-4584

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders shall not be effective until received.

          11.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          11.4  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          11.5  Payment of Expenses and Taxes.  Each of the Borrowers agrees (a)
                -----------------------------
to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company or any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrowers shall
                                              --------
have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities result from the gross negligence or willful misconduct of such indemnitee. The agreements in this
Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.

          11.6  Successors and Assigns; Participations and Assignments.  (a)
                ------------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of the Company, the Borrowers, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that neither of the Borrowers may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, without the consent of the Company or either of the Borrowers, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant")
                                                               -----------
participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrowers agree that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing
                                                 --------
such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.7(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.19, such Participant shall have
        --------
complied with the requirements of said Section and provided, further, that no
                                                   --------  -------
Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c)  Any Lender (an "Assignor") may, in accordance with applicable
                               --------
law, at any time and from time to time assign to any Lender or any affiliate or Approved Fund thereof or, with the consent of Details and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or
                                                               --------
any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee and such Assignor (and, in the case of an Assignee that is not then a Lender or an affiliate or Approved Fund thereof, by Details and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an
                                          --------
Assignee (other than any Lender or any affiliate or Approved Fund thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by Details and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this
Section 11.6, the consent of Details shall not be required, and, unless requested by the Assignee and/or the Assignor, new Notes shall not be required to be executed and delivered by the Borrowers, for any assignment which occurs at any time when any of the events described in Section 8 shall have occurred and be continuing.

          (d) The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of
                 --------
the Lenders and the Commitments of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate or Approved Fund thereof, by Details and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto; provided however, that no such fee
                                            -------- -------
shall be payable in the case of an assignment to another Lender or an Affiliate or Approved Fund of a Lender; and provided further that, in the case of
                                  -------- -------
contemporaneous assignments by a Lender to more than one fund managed by the same investment advisor (which funds are not then Lenders hereunder), only a single $3,500 such fee shall be payable for all such contemporaneous assignments.

          (f) (i) To the extent requested by any Lender, the Loans made by such Lender shall be evidenced by a Note issued by the Borrowers, substantially in the form of Exhibit F-1, F-2 or F-3, as the case may be, payable to the order of such Lender (or, in the case of any Alternative Note, payable to such Lender or its registered assigns). Each Lender is hereby authorized to record, on the schedule annexed to and constituting a part of the relevant Note, information regarding the relevant Loans made by such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded,
           ----- -----
provided that the failure to make any such recordation or any error in such
--------
recordation shall not affect the Borrowers' obligations hereunder or under any Note. On or prior to the effective date of an Assignment and Acceptance, the Borrowers, at their own expense, shall, to the extent requested by the Assignee, execute and deliver to the Administrative Agent, in exchange for the relevant Notes, new Notes to the order of the Assignee and, if applicable, the Assignor. Such new Notes shall be dated the Closing Date.

          (ii) Any Non-U.S. Lender that could become completely exempt from withholding of any tax, assessment or other charge or levy imposed by or on behalf of the United States or any taxing authority thereof ("U.S. Taxes") in
                                                              ----------
respect of payment of any Obligations due to such Non-U.S. Lender under this Agreement if the Obligations were in registered form for U.S. federal income tax purposes may request the Borrowers (through the Administrative Agent), and the Borrowers agree thereupon, to exchange any promissory note(s) evidencing such Obligations for promissory note(s) substantially in the form of Exhibit F-3 (each, an "Alternative Note"). Alternative Notes may not be exchanged for
           ----------------
promissory notes that are not Alternative Notes. Each Non-U.S. Lender that holds Alternative Note(s) (an "Alternative Noteholder") (or, if such Alternative
                               ----------------------
Noteholder is not the beneficial owner thereof, such beneficial owner) shall deliver to the Borrowers prior to or at the time such Non-U.S. Lender becomes an Alternative Noteholder each of the forms and certifications required by Section 2.19(b). An Alternative Note and the Obligation(s) evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Alternative Note and the Obligation(s) evidenced thereby on the Register (and each Alternative Note shall expressly so provide). Any assignment or transfer of all or part of such Obligation(s) and the Alternative Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Alternative Note(s) evidencing such Obligation(s), duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Alternative Noteholder thereof, and thereupon one or more new Alternative Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s). No assignment of an Alternative Note and the Obligations evidenced thereby shall be effective unless it has been recorded in the Register.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          11.7  Adjustments; Set-off.  (a)  Except to the extent that this
                --------------------
Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time
                                       -----------------
receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits
--------  -------
is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company or the Borrowers, any such notice being expressly waived by the Company and the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Company or either of the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company or the Borrowers. Each Lender agrees promptly to notify the Company, the Borrowers and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such
                                     --------
notice shall not affect the validity of such setoff and application.

          11.8  Counterparts.  This Agreement may be executed by one or more of
                ------------
the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Details and the Administrative Agent.

          11.9  Severability.  Any provision of this Agreement which is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11.10 Integration.  This Agreement and the other Loan Documents
                -----------
represent the agreement of the Company, the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          11.11  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                 -------------
OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          11.12  Submission To Jurisdiction; Waivers.  Each of the Company and
                 -----------------------------------
the Borrowers hereby irrevocably and unconditionally:

          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company or the Borrowers, as the case may be at its address set forth in
     Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.12 any special, exemplary, punitive or consequential damages.

          11.13  Acknowledgements.  Each of the Company and the Borrowers
                 ----------------
hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company or the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Company and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company, the Borrowers and the Lenders.

          11.14  WAIVERS OF JURY TRIAL.  THE COMPANY, THE BORROWERS, THE
                 ---------------------
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          11.15  Confidentiality.  Each of the Administrative Agent and each
                 ---------------
Lender agrees to use reasonable efforts to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein
                                               --------
shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Participant or Assignee (each, a "Transferee") or
                                                            ----------
prospective Transferee which agrees to comply with the provisions of this
Section 11.15, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of such Lender or its affiliates, (d) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 11.15, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                DETAILS CAPITAL CORP.

                                By: /s/ Joseph P. Gisch
                                   ------------------------------------------
                                   Name:  Joseph P. Gisch
                                   Title:


                                DETAILS, INC.

                                By: /s/ Joseph P. Gisch
                                   ------------------------------------------
                                   Name:  Joseph P. Gisch
                                   Title:


                                DYNAMIC CIRCUITS, INC.

                                By: /s/ Thomas P. Caldwell
                                   ------------------------------------------
                                   Name:  Thomas P. Caldwell
                                   Title:


                                THE CHASE MANHATTAN BANK, as
                                Administrative Agent, Collateral Agent, Co-
                                Syndication Agent and as a Lender

                                By: /s/ Larry Palumbo
                                   ------------------------------------------
                                   Name:  Larry Palumbo
                                   Title:


                                BANKERS TRUST COMPANY, as Documentation Agent, Co-Syndication Agent and as a Lender

                                By: /s/ David J. Bell
                                   ------------------------------------------
                                   Name:  David J. Bell
                                   Title:

                              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN
                              BRANCHES, as Co-Agent and as a Lender

                              By: [SIGNATURE APPEARS HERE]
                                 --------------------------------------------
                                 Name:
                                 Title:


                              By: [SIGNATURE APPEARS HERE]
                                 --------------------------------------------
                                 Name:
                                 Title:

                                                                         Annex A
                                                                         -------


           PRICING GRID FOR REVOLVING CREDIT LOANS, SWING LINE LOANS
                    TRANCHE A TERM LOANS AND COMMITMENT FEES


===================================================================================================================
                                                     Applicable Margin       Applicable Margin
                                                       for Eurodollar        for ABR Loans and
        Consolidated                                 Loans and Letters of     Swing Line Loans       Commitment
      Leverage Ratio                                      Credit                                       Fee Rate
-------------------------------------------------------------------------------------------------------------------
     greater than or equal to 5.00 to 1.0                 2.25%                     1.25%                0.50%
-------------------------------------------------------------------------------------------------------------------
     less than 5.00 to 1.0 and                            2.00%                     1.00%                0.50%
     greater than or equal to 4.00 to 1.0
-------------------------------------------------------------------------------------------------------------------
     less than 4.00 to 1.0 and                            1.75%                     0.75%               0.375%
     greater than or equal to 3.00 to 1.0
-------------------------------------------------------------------------------------------------------------------
     less than 3.00 to 1.0 and                            1.50%                     0.50%               0.375%
     greater than or equal to 2.50 to 1.0
-------------------------------------------------------------------------------------------------------------------
     less than 2.50 to 1.0                                1.25%                     0.25%               0.375%
===================================================================================================================

Changes in the Applicable Margin with respect to Tranche A Term Loans or Revolving Credit Loans or in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders
 ---------------
pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, if the Administrative Agent or the Required Lenders so determine, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than
5.00 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing and the Administrative Agent or the Required Lenders so determine, the Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than 5.00 to 1.0. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of Details ending at the end of the period covered by the relevant financial statements.

                                                                   SCHEDULE 1.1A
                                                                   -------------


                                  COMMITMENTS
                                ----------------


============================================================================================
                                        Tranche A          Tranche B          Revolving
                                        Term Loan          Term Loan            Credit
              Lender                   Commitment         Commitment          Commitment
============================================================================================
   The Chase Manhattan Bank          $40,261,437.91     $ 99,607,843.14    $20,130,718.96
--------------------------------------------------------------------------------------------
   Bankers Trust Company             $33,071,895.42     $ 65,392,156.86    $16,535,947.71
--------------------------------------------------------------------------------------------
   Dresdner Bank AG, New York and    $16,666,666.67                        $ 8,333,333.33
   Grand Cayman Branches
--------------------------------------------------------------------------------------------
        TOTALS                       $90,000,000.00     $165,000,000.00    $45,000,000.00
============================================================================================